NAME:_______________________
                                                    COPY NO.:___________________


                             CONFIDENTIAL TERM SHEET

                         COMPLIANCE SYSTEMS CORPORATION

                 UP TO 2,500,000 SHARES OF CLASS B COMMON STOCK


THIS CONFIDENTIAL TERM SHEET (THIS "TERM SHEET") RELATES TO THE OFFERING ("OFFERING") OF UP TO AN AGGREGATE OF 2,500,000 SHARES OF NON-VOTING CLASS B COMMON STOCK, $.001 PAR VALUE PER SHARE ("CLASS B COMMON STOCK"), BY COMPLIANCE SYSTEMS CORPORATION A DELAWARE COMPANY, AT A PURCHASE PRICE EQUAL TO $1.00 PER SHARE. THIS OFFERING IS BEING EFFECTED AS PART OF A DEBT RESTRUCTURING PROGRAM IN CONNECTION WITH WHICH THE COMPANY WILL (i) AFFORD CERTAIN HOLDERS OF 9% SECURED PROMISSORY NOTES IN THE AGGREGATE PRINCIPAL AMOUNT OF $1.5 MILLION ("9% SECURED NOTES") THE OPPORTUNITY TO CONVERT SUCH INDEBTEDNESS INTO SHARES OF NON-VOTING CLASS B COMMON STOCK, $.001 PAR VALUE PER SHARE ("CLASS B COMMON STOCK"), AT A PURCHASE PRICE OF $1.00 PER SHARE, ON THE TERMS AND CONDITIONS MORE SPECIFICALLY SET FORTH HEREIN ("DEBT CONVERSION") AND (ii) DURING THE TERM OF THIS OFFERING, REDUCE TO $1.00 THE EXERCISE PRICE OF WARRANTS CURRENTLY EXERCISABLE TO PURCHASE AN AGGREGATE OF 1,500,000 OF SHARES OF CLASS B COMMON STOCK.

IN 2002, THE COMPANY EFFECTED A CORPORATE REORGANIZATION PURSUANT TO WHICH IT BECAME THE HOLDING COMPANY FOR FOUR OF ITS WHOLLY-OWNED SUBSIDIARIES: CALL COMPLIANCE.COM, INC., A DELAWARE CORPORATION, AND CALL COMPLIANCE, INC., AMS NETWORK INC. AND JASMIN COMMUNICATIONS, INC., EACH A NEW YORK CORPORATION. THE COMPANY ALSO WHOLLY-OWNS TELEPHONE BLOCKING SERVICES CORP. ("SERVICES"), A COMPANY FORMED UNDER THE LAWS OF NEW YORK, AND IN 2004 ENTERED INTO A JOINT VENTURE PURSUANT TO WHICH IT OWNS A 50% INTEREST IN COMPLIANCE TESTING & SOLUTIONS, LLC ("CTS"), A LIMITED LIABIITY COMPANY FORMED UNDER THE LAWS OF DELAWARE. HEREINAFTER THE COMPANY, EACH OF ITS FIVE WHOLLY-OWNED SUBSIDIARIES DESCRIBED ABOVE ("SUBSIDIARIES") AND ITS JOINT VENTURE INTEREST IN CTS SHALL COLLECTIVELY BE REFERRED TO AS THE "COMPANY."

THE  COMPANY  WILL  RECEIVE  NO  CASH  PROCEEDS  IN  CONNECTION  WITH  THE  DEBT
CONVERSION. THERE CAN BE NO ASSURANCE AS TO THE AMOUNT OF SHARES OF CLASS B COMMON STOCK ULTIMATELY SUBSCRIBED FOR AND ISSUED IN CONNECTION WITH SUCH INITIATIVE.

ALL PROCEEDS FROM THE EXERCISE OF WARRANTS WILL BE PAID OVER DIRECTLY TO THE COMPANY AS AND WHEN RECEIVED. THERE CAN BE NO ASSURANCE AS TO THE NUMBER OF WARRANT EXERCISED, IF ANY AT ALL.

TO DATE, THE COMPANY HAS PRIMARILY BEEN INVOLVED IN START-UP AND DEVELOPMENT ACTIVITIES AND HAS NOT GENERATED SUFFICIENT REVENUES TO SATISFY ONGOING OPERATING EXPENSES AND DEBT SERVICE OBLIGATIONS. AT DECEMBER 31, 2004, THE COMPANY HAD AN ACCUMULATED DEFICIT OF $5,273,418 AND FOR EACH OF THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004, THE COMPANY HAD CONSOLIDATED NET LOSSES FROM OPERATING ACTIVITIES OF $2,099,141, $1,880,508 AND $1,293,769, RESPECTIVELY. THERE CAN BE NO ASSURANCE THAT ANY REVENUES GENERATED BY OUR BUSINESS WILL BE SUFFICIENT TO SUPPORT THE COMPANY'S PLANNED DEVELOPMENT AND GROWTH ACTIVITIES AND DEBT SERVICE OBLIGATIONS OR THAT THE COMPANY WILL EVER OPERATE ON A PROFITABLE BASIS.

IN ADDITION TO ANY PROCEEDS RECEIVED FROM THE EXERCISE OF THE WARRANTS, OF WHICH THERE CAN BE NO ASSURANCE, THE COMPANY MUST RAISE ADDITIONAL SIGNIFICANT CAPITAL IN ORDER TO SUSTAIN OPERATIONS AND MEET ITS OTHER OBLIGATIONS. IN FURTHERANCE OF THIS OBJECTIVE, IN FEBRUARY 2005, THE COMPANY ENTERED INTO TWO NON-BINDING TERM SHEETS AND A NON-BINDING LETTER OF INTENT (COLLECTIVELY, "THE TRANSACTION DOCUMENTS") CONTEMPLATING A BRIDGE FINANCING, LINE OF CREDIT AND MERGER WITH A PUBLIC SHELL ("MERGER"), RESPECTIVELY. THE COMPANY IS IN THE PROCESS OF NEGOTIATING DEFINITIVE AGREEMENTS REFLECTING THE BRIDGE FINANCING AND LINE OF CREDIT. THE COMPANY WAS RECENTLY ADVISED THAT THE MERGER CANDIDATE WITH WHICH IT ENTERED INTO THE LETTER OF INTENT IS NO LONGER AVAILABLE FOR SUCH TRANSACTION, ACCORDINGLY THE COMPANY IS IN THE PROCESS OF LOCATING A

            THE DATE OF THIS CONFIDENTIAL TERM SHEET IS JUNE 20, 2005

NEW MERGER CANDIDATE. THE CONSUMMATION OF THE BRIDGE FINANCING, WHICH IS THE FIRST OF SUCH TRANSACTIONS TO OCCUR, IS CONDITIONED UPON THE COMPANY ENTERING INTO DEFINITIVE DOCUMENTS WITH RESPECT TO THE MERGER AND LINE OF CREDIT. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL FIND A SUITABLE MERGER CANDIDATE, OR THAT THE BRIDGE FINANCING, LINE OF CREDIT AND MERGER TRANSACTIONS WILL BE CONSUMMATED ON THE TERMS SET FORTH IN THE TRANSACTION DOCUMENTS, IF AT ALL. "SEE PLANNED CAPITAL FINANCING TRANSACTION."

THE COMPANY HAS NOT YET PAID ITS REQUIRED INTEREST PAYMENT ON THE 9% SECURED NOTES FOR THE QUARTER ENDED MARCH 31, 2005 AGGREGATING $33,750 WHICH WAS DUE APRIL 1, 2005 ("FIRST QUARTERLY INTEREST OBLIGATION"). IT COULD CONSTITUTE AN EVENT OF DEFAULT, AS DEFINED IN THE 9% SECURED NOTES, IF THE COMPANY DOES NOT PAY THE FIRST QUARTERLY INTEREST OBLIGATION BY JULY 1, 2005. IN CONNECTION WITH THIS OFFERING, SUBSCRIBERS PARTICIPATING IN THE DEBT CONVERSION WILL BE REQUIRED, AS PART OF THEIR AGREEMENT TO CONVERT PRINCIPAL INDEBTEDNESS AND SUBSCRIBE FOR SHARES OF CLASS B COMMON STOCK, TO PERMANENTLY AND IRREVOCABLY WAIVE PAYMENT OF THE FIRST QUARTERLY INTEREST OBLIGATION AND ADDITIONAL INTEREST ACCRUING ON THE NOTES THROUGH THE TERMINATION OF THE OFFERING PERIOD AND WAIVE ANY DEFAULT UNDER THE 9% SECURED NOTES TO THE EXTENT ONE MAY HAVE EXISTED OR EXISTS ("WAIVER"). TO THE EXTENT ANY HOLDERS OF THE 9% SECURED NOTES DO NOT PARTICIPATE IN THE DEBT CONVERSION, AND ACCORDINGLY DELIVER A WAIVER, THE COMPANY WILL CONTINUE TO BE OBLIGATED TO PAY SUCH NOTEHOLDERS' RESPECTIVE FIRST QUARTERLY INTEREST OBLIGATION BY JULY 1, 2005 AND FOR SUBSEQUENT QUARTERS. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL RAISE SUFFICIENT PROCEEDS FROM THE EXERCISE OF THE WARRANTS TO PAY THE FIRST QUARTERLY INTEREST OBLIGATION TO NON-COVERTING HOLDERS OF THE 9% SECURED NOTES BY JULY 1, 2005. IN THE EVENT THE COMPANY DOES NOT HAVE THE NECESSARY FUNDS TO MAKE SUCH PAYMENT(S) BY JULY 1, 2005, OR ANY OTHER QUARTERLY PAYMENTS ON A TIMELY BASIS, AN EVENT OF DEFAULT WOULD BE TRIGGERED UNDER THE 9% SECURED NOTES, AND SUCH NOTEHOLDERS COULD ELECT TO EXERCISE THEIR RIGHTS UNDER THE 9% SECURED NOTES AND UNDER THE RELATED SECURITY AGREEMENT PROVIDING THEM WITH A SECURITY INTEREST IN CERTAIN OF THE COMPANY'S INTELLECTUAL PROPERTY.

THE COMPANY IS ALSO CURRENTLY IN ARREARS WITH ITS JANUARY THROUGH MAY MONTHLY PAYMENT OBLIGATIONS UNDER FOUR PROMISSORY NOTES IN THE AGGREGATE PRINCIPAL AMOUNT OF $1,210,000 ("ENTITY NOTES") AND IS REQUIRED TO MAKE ITS JUNE PAYMENT ON JUNE 30, 2005. SUCH NOTEHOLDERS HAVE EACH ENTERED INTO DEBT RESTRUCTURING AGREEMENTS WITH THE COMPANY AGREEING (i) ON A RETROACTIVE AND PROSPECTIVE BASIS TO RESTRUCTURE THE FORM, ORDER AND TIMING OF PAYMENTS DUE UNDER THE ENTITY NOTES FOR CALENDAR YEAR 2005 AND (ii) TO ACCEPT CERTAIN PAST AND FUTURE DUE PAYMENTS UNDER THE ENTITY NOTES IN-KIND, IN SHARES OF CLASS B COMMON STOCK ("RESTRUCTURING"). THE HOLDERS OF THE ENTITY NOTES HAVE ALSO AGREED TO WAIVE, SUBJECT TO THE COMPANY REMAINING IN FULL COMPLIANCE WITH THE RESTRUCTURING PAYMENT OBLIGATIONS, ANY DEFAULT UNDER THE ENTITY NOTES THAT MAY HAVE RESULTED FROM THE COMPANY NOT PAYING ON A TIMELY BASIS THE MONTHLY PAYMENTS DURING THE PERIOD JANUARY THROUGH MAY 2005 AND, ANY DEFAULT THAT MAY BE DEEMED TO OCCUR AS A RESULT OF THE RESTRUCTURING. IN CONNECTION WITH THE RESTRUCTURING, THE COMPANY IS OBLIGATED TO MAKE A PAYMENT OF $31,500 TO THE ENTITIES ON JUNE 30, 2005. THE COMPANY IS DEPENDANT ON THE PROCEEDS FROM THE EXERCISE OF THE WARRANTS TO MAKE SUCH PAYMENT. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL RAISE SUFFICIENT PROCEEDS FROM THE EXERCISE OF THE WARRANTS TO EFFECT SUCH PAYMENT ON JUNE 30, 2005. IN THE EVENT THE COMPANY DOES NOT HAVE THE NECESSARY FUNDS TO MAKE SUCH JUNE 30, 2005 PAYMENT TO ANY OF THE ENTITIES, THE COMPANY WOULD BE IN DEFAULT UNDER THE CORRESPONDING ENTITY NOTE AND THE HOLDER THEREOF COULD ELECT TO EXERCISE ITS RIGHTS UNDER SUCH ENTITY NOTE.

THERE IS NO CURRENT PUBLIC MARKET FOR ANY OF THE SECURITIES OF THE COMPANY. ASSUMING THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED IN THE TRANSACTION DOCUMENTS, OF WHICH THERE CAN BE NO ASSURANCE, THE COMPANY, OR ITS SUCCESSOR IN THE MERGER (DEPENDING ON THE FORM OF THE TRANSACTION), MAY BE A REPORTING COMPANY UNDER THE SECURIIES EXCHANGE ACT OF 1934 WITH ITS COMMON STOCK LISTED FOR QUOTATION ON THE PINK SHEETS. NOTWITHSTANDING THE CONSUMMATION OF SUCH TRANSACTIONS, THERE CAN BE NO ASSURANCE THAT A REGULAR TRADING MARKET WILL DEVELOP FOR THE COMPANY'S SECURITIES IN THE FORSEEABLE FUTURE, IF AT ALL. MOREOVER, THE CLASS B COMMON STOCK IS BEING OFFERED AND SOLD IN THIS PRIVATE PLACEMENT PURSUANT TO REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAS NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, NOR DOES THE COMPANY HAVE AN OBLIGATION TO DO SO. AS SUCH, THE SHARES OF CLASS B COMMON STOCK (HEREINAFTER, COLLECTIVELY, THE "SECURITIES") MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND/OR SUCH STATE LAWS PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.

AN INVESTMENT IN THE SHARES OFFERED HEREBY IS SPECULATIVE, AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD AND BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.


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


THE COMPANY HAS ELECTED TO BE TREATED AS AN "S" CORPORATION UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND HAS FILED SUCH ELECTION IN THOSE JURISDICTIONS IN WHICH IT DOES BUSINESS, AS MAY BE PERMITTED. AS LONG AS THE COMPANY CONTINUES TO MAINTAIN ITS "S" CORPORATION STATUS, ANY TRANSFER OF ANY ONE OF THE COMPANY'S SECURITIES REQUIRES THE COMPANY'S PRIOR WRITTEN CONSENT. THE COMPANY ANTICIPATES THAT, AS A RESULT OF THE MERGER, OF WHICH THERE CAN BE NO ASSURANCE, THE COMPANY'S "S" CORPORATION STATUS COULD BE TERMINATED. INVESTORS SHOULD UNDERSTAND AND BE ADVISED WITH RESPECT TO THE TAX CONSEQUENCES OF A PURCHASE OF THE SHARES.

THIS TERM SHEET CONSTITUTES AN OFFER ONLY TO THE PERSON NAMED ON THE COVER PAGE, AND ONLY IF SAID PERSON MEETS THE SUITABILITY STANDARDS SET FORTH IN THIS CONFIDENTIAL TERM SHEET. SEE "INVESTOR SUITABILITY STANDARDS."

NEITHER THIS TERM SHEET NOR THE SECURITIES OFFERED HEREBY HAS BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS TERM SHEET. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

         THE RECIPIENT AGREES BY ACCEPTING THIS TERM SHEET THAT ALL INFORMATION REGARDING THIS OFFERING AND THE INFORMATION CONTAINED HEREIN AND IN ALL RELATED AND ANCILLARY DOCUMENTS ARE NOT TO BE USED FOR ANY PURPOSE OTHER THAN IN CONNECTION WITH ITS CONSIDERATION OF A PURCHASE OF THE SHARES OF CLASS B COMMON STOCK, THAT SUCH INFORMATION IS OF A CONFIDENTIAL NATURE, THAT THE RECIPIENT WILL TREAT IT IN A CONFIDENTIAL MANNER, AND THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, DISCLOSE OR PERMIT ITS AFFILIATES OR REPRESENTATIVES TO DISCLOSE ANY OF SUCH INFORMATION TO ANY OTHER PERSON OR REPRODUCE THIS CONFIDENTIAL TERM SHEET, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         IN CONNECTION WITH THE OFFERING, NO PERSON HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION WITH RESPECT TO THE COMPANY OR THE SECURITIES, EXCEPT THE INFORMATION CONTAINED HEREIN. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS TERM SHEET. THIS TERM SHEET PRESENTS INFORMATION WITH RESPECT TO THE COMPANY AS OF THE DATE HEREOF. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THIS TERM SHEET FOLLOWING ITS DISTRIBUTION, AND RECIPIENTS OF THIS TERM SHEET SHOULD NOT EXPECT THE COMPANY TO DO SO. PROSPECTIVE INVESTORS ARE URGED TO CONDUCT AN INDEPENDENT INVESTIGATION AND EVALUATION OF THE COMPANY.

         THE SECURITIES DESCRIBED HEREIN ARE BEING OFFERED TO A LIMITED NUMBER OF ACCREDITED INVESTORS, AS DEFINED UNDER THE SECURITIES ACT. AN OFFEREE MAY NOT SOLICIT, DIRECTLY OR INDIRECTLY (WHETHER THROUGH AN AGENT OR OTHERWISE), THE PARTICIPATION OF ANY OTHER PERSON OR ENTITY IN THIS OFFERING WITHOUT THE PRIOR WRITTEN APPROVAL OF THE COMPANY.

         THIS TERM SHEET DOES NOT  CONSTITUTE  AN OFFER OR  SOLICITATION  IN ANY
STATE OR OTHER JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

         PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS TERM SHEET AS LEGAL OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT AND RELY UPON ITS OWN COUNSEL, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING ITS INVESTMENT.

         THE COMPANY WILL MAKE AVAILABLE, PRIOR TO THE CONSUMMATION OF THE OFFERING, TO EACH PROSPECTIVE INVESTOR, ITS PURCHASER REPRESENTATIVE(S), OR BOTH, THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE COMPANY OR A PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, THE COMPANY OR ANY OTHER RELEVANT MATTERS, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THAT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.

         THIS OFFER CAN BE WITHDRAWN AT ANY TIME AND IS SPECIFICALLY MADE SUBJECT TO THE TERMS DESCRIBED IN THIS TERM SHEET. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

         THIS OFFERING IS BEING MADE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT FOR AN OFFER AND SALE OF SECURITIES WHICH DOES NOT INVOLVE A PUBLIC OFFERING. EACH PURCHASER OF THE SECURITIES OFFERED
HEREBY, IN MAKING ITS PURCHASE, WILL BE DEEMED TO HAVE MADE CERTAIN ACKNOWLEDGMENTS, REPRESENTATIONS AND AGREEMENTS AS SET FORTH UNDER "TRANSFER RESTRICTIONS."

         THIS TERM SHEET HAS BEEN PREPARED BY THE COMPANY SOLELY FOR THE BENEFIT OF INVESTORS INTERESTED IN THE PROPOSED PRIVATE PLACEMENT OF THE SECURITIES AND CONSTITUTES AN OFFER ONLY IF THE ACCOMPANYING SUBSCRIPTION PURCHASE AGREEMENT IS DULY EXECUTED AND RETURNED TO THE COMPANY BY THE OFFEREE. DISTRIBUTION OF THIS TERM SHEET TO ANY PERSON OTHER THAN SUCH OFFEREE AND THOSE PERSONS RETAINED TO ADVISE SUCH PERSONS WITH RESPECT THERETO IS UNAUTHORIZED, AND ANY REPRODUCTION OF THIS TERM SHEET, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED.

         EACH OFFEREE, BY ACCEPTING DELIVERY OF THIS TERM SHEET, AGREES TO RETURN IT AND ALL RELATED EXHIBITS AND OTHER DOCUMENTS TO THE COMPANY IF: (i) THE OFFEREE DOES NOT INTEND TO SUBSCRIBE FOR THE PURCHASE OF UNITS OFFERED HEREBY; (ii) THE OFFEREE"S SUBSCRIPTION IS NOT ACCEPTED, OR (iii) THE OFFERING IS TERMINATED.

NASAA UNIFORM LEGEND

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
                                -----------------

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


                   This Term Sheet includes "forward-looking statements" within the meaning of various provisions of the Securities Act of 1993, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, included in this Term Sheet that address future activities, events or developments, including such things as future revenues, product development, market acceptance, responses from competitors, capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors We believe are appropriate in the circumstances. However, whether actual results will conform to our expectations and predictions is subject to a number of risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties discussed in this Term Sheet; general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by us; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Consequently, all of the forward-looking statements made in this Term Sheet are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations.


                          PRIVATE PLACEMENT PROCEDURES

                   We undertake to make available to every investor, during the course of the transaction and prior to sale, the opportunity to ask questions of and receive answers from us concerning the terms and conditions of the Offering and to obtain any appropriate additional information (i) necessary to verify the accuracy of the information contained in this Term Sheet or any other document given, or to any statement made by us or any person acting on our behalf, to any prospective investor or (ii) for any other purpose relevant to a prospective investment in the securities offered hereby, to the extent We possess such information or can acquire it without unreasonable effort or expense.

                   All communications or inquires relating to these materials or to a possible transaction with us should be directed to:

                         Compliance Systems Corporation
                                  90 Pratt Oval
                            Glen Cove, New York 11542
                         Attn: Dean Garfinkel, Chairman
                            Telephone: (888) 674-6774
                               Fax: (516) 676-2420
                         e-mail: dean@callcompliance.com

                                  THE OFFERING

THE COMPANY:........................
                                    Compliance Systems  Corporation ("We" or the
                                    "Company")  is  a   corporation   formed  in
                                    November 2002 under the laws of the State of
                                    Delaware.  In 2002,  we effected a corporate
                                    reorganization  ("Reorganization")  pursuant
                                    to which we became the  holding  Company for
                                    four   wholly-owned    subsidiaries:    Call
                                    Compliance,   Inc.  ("CCI"),  a  corporation
                                    formed  under  the  laws of New  York;  Call
                                    Compliance.com,  Inc. ("CCC"), a corporation
                                    formed  under  the  laws  of  Delaware;  AMS
                                    Network Inc. ("AMS"),  a corporation  formed
                                    under  the  laws  of New  York;  and  Jasmin
                                    Communications,     Inc.    ("Jasmin"),    a
                                    corporation  formed  under  the  laws of New
                                    York.  We  have an  additional  wholly-owned
                                    subsidiary,   Telephone   Blocking  Services
                                    Corp.  ("Services"),   a  Company  organized
                                    under  the  laws of New  York  and in  2004,
                                    entered  into a joint  venture  pursuant  to
                                    which we own a fifty percent (50%)  interest
                                    in  Compliance  Testing  &  Solutions,   LLC
                                    ("CTS"),  a limited liability company formed
                                    under  the  laws  of   Delaware.   The  term
                                    "Company" shall include all operations and assets of all five subsidiaries identified above ("Subsidiaries") and our joint venture interest in CTS.

SUMMARY OF THE OFFERING:...
                           o        DEBT CONVERSION

                                    History of 9%  Secured  Notes.  In  December
                                    2003,  we  concluded a private  placement of
                                    Units,  each unit  consisting of (i) $30,000
                                    principal  amount of 9% Secured  Notes,  due
                                    September 30, 2008 ("9% Secured  Notes") and
                                    (ii)  Warrants to purchase an  aggregate  of
                                    20,000   shares  of  Class  B  Common  Stock
                                    ("Warrants").   The  9%  Secured  Notes  are
                                    secured   by  a  first   priority   security
                                    interest   in  certain   of  the   Company's
                                    intellectual  property.  Each Warrant has an
                                    exercise  price  equal to $1.50  per  share,
                                    subject to adjustment in certain  instances.
                                    As  described  below  under   "Reduction  of
                                    Exercise Price of Warrants  During  Offering
                                    Period,"  as  part  of  this  Offering,  the
                                    Company  will reduce the  exercise  price of
                                    the  Warrants  to $1.00 per share,  but only
                                    if, and to the  extent,  they are  exercised
                                    during  the  Offering   Period  (as  defined
                                    below).

                                    Conversion of 9% Secured Notes. We are offering the holders of the 9% Secured Notes the opportunity to convert the principal thereof into shares of Class B Common Stock at a purchase price of $1.00 a share ("Debt Conversion").

                                    Waiver of Interest  Obligation  From January
                                    1, 2005 through the Termination of the Offering Period. The Company has not yet paid its required interest payments on the 9% Secured Notes aggregating $33,750, which were due April 1, 2005 ("First Quarterly Interest Obligation"). It could constitute an event of default, as defined under the 9% Secured Notes if the Company does not pay the First Quarterly Interest Obligation by July 1, 2005.

                                    Subscribers   participating   in  the   Debt
                                    Conversion will be required,  as part of the
                                    subscription   terms,   to  permanently  and
                                    irrevocably waive in the entirety all rights
                                    to payment of the First  Quarterly  Interest
                                    Obligation  in  addition  to any  additional
                                    interest    that    accrues    through   the
                                    termination of the Offering  Period ($67,500
                                    in total,  through June 30,  2005),  and any
                                    default under the 9% Secured  Notes,  to the
                                    extent  one  may  have   existed  or  exists
                                    ("Waiver").    See    Paragraph    1.3    of
                                    Subscription Agreement.

                           o REDUCTION OF EXERCISE PRICE OF WARRANTS DURING OFFERING PERIOD

                                    The   Company   has  agreed  to  reduce  the
                                    exercise price of the Warrants from $1.50 to
                                    $1.00, but only if they are exercised during
                                    the  Offering  Period.   Warrantholders  may
                                    exercise the Warrants in whole or in part.

AGGREGATE AMOUNT OF THE OFFERING;
   SECURITIES OFFERED:..............
                                    Up to an aggregate  of  2,500,000  shares of
                                    Class  B  Common  Stock,   each  such  share
                                    issuable at a purchase price of $1.00 per share, as follows:

                           o        DEBT CONVERSION

                                             Up to 1.5 million shares of Class B
                                    Common  Stock  upon  conversion  of  the  9%
                                    Secured Promissory Notes.

                           o        REDUCTION OF EXERCISE PRICE OF WARRANTS

                                             Up to 1  million  shares of Class B
                                    Common Stock upon exercise of the Warrants.


SECURITIES OUTSTANDING PRIOR
  TO THE OFFERING..................6,875,003 shares of Class A Common Stock((1))
                               4,200,000 shares of Class B Common Stock.((2))(4)

SECURITIES OUTSTANDING AFTER THE
   OFFERING.......................6,875,003 shares of Class A Common Stock.((1))
                             6,700,000 shares of Class B Common Stock.((3))((4))

------------------------------
(1) Gives effect to the sale of 1,250,000 shares of Class A Common Stock to the Company by Alison Garfinkel and the cancellation thereof.
(2) Gives effect to the issuance of 300,00 shares of Class B Common Stock in connection with the 2005 Debt Restructuring and Payment In-Kind Program, as hereinafter defined. See "Restructuring of the Entity Notes." Does not include up to 1 million shares of Class B Common Stock underlying the Warrants.
(3) Assumes (i) conversion of all of the 9% Secured Promissory Notes and (ii) exercise of all the Warrants.
(4) Gives effect to the (i) issuance of 300,000 shares of Class B Common Stock in connection with the 2005 Debt Restructuring and Payment In-Kind Program and (ii) issuance of 100,000 shares of Class B Common Stock in connection with 2004 Payment In-Kind Program Downward Adjustment (as hereinafter defined) See "Restructuring of the Entity Notes. "

DESCRIPTION OF CLASS A  AND
 CLASS B COMMON STOCK;
 VOTING CONTROL:....................
                                    Authorized Shares. The Company is authorized to issue 40,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), consisting of 15 million shares designated as Class A Common Stock ("Class A Common Stock") and 25 million shares designated as Class B Common .

                                    Voting Rights. Only shares of Class A Common
                                    Stock have voting rights.  Shares of Class B
                                    Common Stock have no voting rights.

                                    Before  and  after  this   Offering,   on  a
                                    collective   basis,  at  least  92%  of  the
                                    outstanding  Class A  Common  Stock  will be
                                    owned by Dean Garfinkel and Barry Brookstein
                                    (officers,   directors   and  the  principal
                                    stockholders  of  the  Company)  and  Alison
                                    Garfinkel,  an officer  and  director of the
                                    Company who has entered into an agreement in
                                    principal  with  the  Company,  pursuant  to
                                    which she will resign  from such  positions,
                                    effective  as of May 31, 2005  (hereinafter,
                                    collectively, the "Principal Stockholders").
                                    Accordingly,   the  Principal   Stockholders
                                    have,   and  following  this  Offering  will
                                    continue to have, effective control over the
                                    Company and the power to control the outcome
                                    of all matters  submitted to the vote of the
                                    Company's stockholders,  including the power
                                    to  elect  the  full  Board  of   Directors,
                                    increase the authorized capital, dissolve, merge or sell the assets of the Company.

                                    Dividends.  Holders of Class A Common  Stock
                                    and Class B Common  Stock shall  participate
                                    equally   per   share   in   any    dividend
                                    distribution, to the extent there are any, without distinction between classes. The Company has no current intention to make any dividend distributions in the foreseeable future. See "Dividend Policy."

                                    Liquidation.    In   the    event   of   any
                                    liquidation,  dissolution  or  winding up of
                                    the  Company,  the holders of Class A Common
                                    Stock  and  Class  B  Common   Stock   shall
                                    participate   equally   per   share  in  any
                                    distribution   to    stockholders    without
                                    distinction between classes.

                                    The Company  anticipates that as a result of
                                    the  Merger,   of  which  there  can  be  no
                                    assurance, all outstanding shares of Class A and Class B Common Stock will be exchanged equally at a certain ratio, which has not yet been determined, for shares of one class of voting common stock of the company that survives the Merger. See "Planned Capital of Finance Transaction".

MINIMUM SUBSCRIPTION:.......................

                                    o DEBT CONVERSION

                                    9% Secured Notes in whole, not part, may be converted into Class B Common Stock in connection with the Debt Conversion.

                                    o REDUCTION OF EXERCISE PRICE OF WARRANTS

                                    The Warrants may be exercised in whole or in part

SUBSCRIPTION PROCEDURE;
   PAYMENT:.................................

                                    In order to  purchase  the shares of Class B
                                    Common Stock offered hereby,  each purchaser
                                    must  complete and execute the  Subscription
                                    Agreement  attached  hereto as Exhibit  "A",
                                    including  an Investor  Questionnaire  which
                                    contains,  among  other  things,  investors'
                                    representations        regarding       their
                                    qualification  to  purchase  the  shares  of
                                    Class B Common  Stock,  as summarized in the
                                    "Investor  Suitability   Standards"  section
                                    below,   in   addition   to  the   following
                                    documents, as applicable:

                                    o DEBT CONVERSION

                                    If subscribers are subscribing for shares of
                                    Class B Common Stock in connection  with the
                                    Debt Conversion, each Subscription Agreement
                                    must  be  accompanied  by  the  original  9%
                                    Secured Promissory Note, which will then be cancelled.

                                    o EXERCISE OF WARRANTS


                                    If subscribers are exercising Warrants, each
                                    subscription  agreement  must be accompanied
                                    by the original Warrant and a check made out
                                    to "Compliance  Systems  Corporation" in the
                                    amount  of  the  aggregate  exercise  price,
                                    based on an adjusted exercise price of $1.00
                                    per share.  To the extent  Warrants are only
                                    being  exercised  in  part,   warrantholders
                                    will,  following  the  termination  of  this
                                    Offering,   receive   replacement   warrants
                                    exercisable  to  purchase a number of shares
                                    of  Class  B  Common   Stock  equal  to  the
                                    difference between (i) the number of shares originally underlying the Warrant and (ii) the number of shares to be issued upon the exercise of the Warrant in connection with this Offering. THE REPLACEMENT WARRANT WILL CONTINUE TO HAVE AN EXERCISE PRICE OF $1.50.


OFFERING PERIOD:....................
                                    The offering period during which the Company
                                    will accept  subscriptions  to purchase  the
                                    shares   of  Class  B  Common   Stock   (the
                                    "Offering  Period")  shall  commence  on the
                                    date of this Term  Sheet and shall  continue
                                    until the  earlier  to occur of (i) June 30,
                                    2005  or  (ii)  conversion  of  all  the  9%
                                    Secured   Notes  and  exercise  of  all  the
                                    Warrants, subject to a thirty day extension, in the Company's sole discretion.

PAYMENTS FOR SUBSCRIPTIONS;
   CANCELLATION OR TERMINATION OF
   OFFERING; REJECTION OF
   SUBSCRIPTIONS:...................
                                    All  funds   delivered  to  the  Company  in
                                    connection with the exercise as Warrants will be deposited into the working capital of account of the Company, as and when received.

                                    This  Offering  is  subject  to  withdrawal,
                                    cancellation  or  modification by us, at any
                                    time,  without  notice.  In the event of the
                                    cancellation    or   termination   of   this
                                    Offering,  all  subscriptions  (and payments
                                    therefor)   received   subsequent   to  such
                                    cancellation or termination will be promptly returned to investors, without interest.

                                    We also  reserve  the  right to  reject  any
                                    subscription, in whole or in part, if in our
                                    reasonable  judgment  We deem such action to
                                    be in our best interest.  If any prospective
                                    investor's  subscription  is  rejected,  the
                                    funds    received   on   account   of   such
                                    subscription,   or   the   portion   thereof
                                    rejected, shall promptly be returned to such prospective investor, without interest.

REPRESENTATIONS AND
   WARRANTIES:......................
                                    The Subscription Agreement contains a number
                                    of representations  and warranties that each
                                    purchaser  of shares of Class B Common Stock
                                    will be  required  to make to us  including,
                                    without   limitation,   representations  and
                                    warranties relating to a purchaser's status as an "accredited investor," the investor's investment intent regarding the purchase of the shares of Class B Common Stock offered hereby and the purchaser's legal authority to execute the Subscription Agreement.

USE OF PROCEEDS:....................
                                    We plan  to  apply  the  proceeds  from  the
                                    exercise  of the  Warrants,  to  the  extent
                                    there  are  sufficient   proceeds,   in  the
                                    following manner,  set forth in the order of
                                    application:  (i) to pay the First Quarterly
                                    Interest  Obligation  aggregating $33,750 to
                                    the  extent  any  holders  of the 9% Secured
                                    Notes  do  not   participate   in  the  Debt
                                    Conversion (ii) to pay to the holders of the
                                    Entity Notes deferred  interest that accrued
                                    or will accrue during the period  January 1,
                                    2005  through  June 30,  1995  amounting  to
                                    $31,500,   (iii)  in  connection   with  the
                                    purchase  of  shares of  Common  Stock  from
                                    Alison   Garfinkel   for  an   aggregate  of
                                    $225,000  ($33,333  which has  already  been
                                    paid  and  $66,667  which is due by June 30,
                                    2005,    (iv)   to   repay    certain   bank
                                    indebtedness  in  the  principal  amount  of
                                    $350,000,    which   has   been   personally
                                    guaranteed by Barry Brookstein,  an officer,
                                    director and principal  stockholder  and (v)
                                    for all  operating  expenses,  including but
                                    not  limited  to,   ongoing   debt   service
                                    obligations,   payment  of  equipment  lease
                                    obligations, salaries and other employee and
                                    executive compensation,  consulting fees and
                                    rent.  See  "Alison   Garfinkel  Buyout  and
                                    Resignation,"    "Use   of   Proceeds"   and
                                    "Restructuring of Entity Notes."

SUBCHAPTER "S" STATUS OF COMPANY:...
                                    The  Company has elected to be treated as an
                                    "S" corporation  under the Internal  Revenue
                                    Code of 1986, as amended  ("Code"),  and has
                                    filed  elections in those  jurisdictions  in
                                    which it does  business,  as  permitted.  In
                                    order to preserve such "S" election, certain
                                    types of entities are  precluded  from being
                                    stockholders   of   an   "S"    corporation.
                                    Accordingly,  prospective investors will not
                                    be permitted to transfer the shares of Class
                                    B Common Stock without the  Company's  prior
                                    written  consent  as  long  as  the  Company
                                    continues to be as "S" corporation.  This is
                                    in    addition    to     restrictions     on
                                    transferability    imposed   by   applicable
                                    Federal  and  state   securities  laws.  See
                                    "Transfer  Restrictions." In addition, there
                                    are  certain  tax  consequences  of  being a
                                    stockholder  of  an  "S"  corporation.   See
                                    "Dividend    Policy"    and    "Income   Tax
                                    Considerations."   The  Company  anticipates
                                    that as a result of the Merger, of which there can be no assurance, the Company's "S" corporation status could be terminated.

                                    BUSINESS


         Through the Subsidiaries, we (the "Company") have developed a compliance technology called the TeleBlock(R) Call Blocking System ("TeleBlock(R)") which is a product that automatically screens and blocks outbound calls against federal, state, and in-house "do not call" lists. In December 2001, the technology and process underlying TeleBlock(R) was granted a patent from the United States Patent and Trademark Office.

         Telemarketing companies that subscribe to TeleBlock(R) access it via a national SS7/IP platform managed by our alliance partner, VeriSign, Inc. ("VeriSign"). This SS7/IP based deployment enables TeleBlock(R) to be offered to subscribers via standard telephone company offerings, including, but not limited to, analog telephone lines, T1s and PRIs. TeleBlock(R) was first deployed through VeriSign in November 2002; since that time, we have been working closely with VeriSign in its efforts to enter into contracts with telephone carriers to provide their customers with TeleBlock(R) on a commercial basis. To date, more than forty (40) telephone carriers and resellers, including Qwest, MCI, XO, and Paetec have licensed TeleBlock(R) and offer it to their customers who telemarket. The TeleBlock service is currently being utilized by many Fortune 500 companies, including Cendant, Marriott, and John Hancock.

         TeleBlock(R) is also offered, via a Virtual Private Network (VPN) connection, by predictive dialer companies such as Stratasoft, Marketel, and
TeleDirect, as well as by application service providers such as Sales Lead Management and VanillaSoft. We believe that delivering TeleBlock(R) in this manner (via IP) makes TeleBlock(R) available in virtually unlimited circumstances, and enables overseas telemarketers calling into the U.S. to seamlessly integrate TeleBlock(R) into their calling operations. In addition, we are in talks with many other industry leaders such as SER, Noble, Amcat, and Datatel, to offer this IP version of TeleBlock(R).

         The Company continues to seek out additional avenues for enhancing the value of TeleBlock(R) in the teleservices arena. In 2002, in anticipation of changes to federal telemarketing rules, the Company filed a provisional patent application entitled "Caller Id Insertion Process." This TeleBlock(R) add-on service enables a telemarketer to insert in the SS7 Caller ID packet a calling number when Caller ID is not available from its equipment or telephone carrier. Alternatively, this service allows a telemarketer to insert a return number different from the calling number in the caller packet. The new federal rule requiring transmission of Caller ID went into effect in January of 2004, and the new functionality was available shortly thereafter. In 2005, we applied for patent protection in Greece for a modified version of the TeleBlock(R) system; this patent, once granted, will apply throughout the European Union. We believe that having this patent protection in place will enable the Company to deploy TeleBlock(R) technology world-wide, as the EU countries move to implement Do Not Call programs similar to those in the United States.

         In 2003, we signed agreements with the American Teleservices Association (ATA) and the American Resort and Development Association (ARDA) to produce and distribute a co-branded electronic newsletter and an online co-branded Regulatory Guide(SM) to their members. These publications provide up-to-the-minute information about developments in the continually changing legal landscape regarding telemarketing. The Regulatory Guide(SM) boasts hundreds of subscribers, and has truly become the industry "bible" for telemarketing related laws and regulations. (The Regulatory Guide(SM) has also been branded by the Newspaper Association of America and TMCnet, a leading publisher serving the teleservices industry.) In 2005, we also entered into an agreement with the ATA to provide to its members an online system designed to assist telemarketers to easily fill out voluminous state commercial registration forms (the "Registration Station"). This online service is currently in development, and we believe will be ready for the teleservices market by the end of the second quarter of 2005.

         We intend that 2005 will also witness our entry into the emerging world of Voice-Over IP (or "VoIP") communications. In order to accomplish this, we formed a division called Citadel Telephone Company ("Citadel"). Citadel has entered into a wholesale reseller agreement by which it will able to sell TeleBlock(R)-enabled dial tone, via VoIP, across the United States. The launch date for this additional product offering is scheduled for late June of 2005.
The Citadel TeleBlock(R) service provides the Company yet another avenue by which TeleBlock(R) can be offered to the teleservices industry.

         We have also partnered with TPG Telemanagement, Inc. ("TPG"), the quality control management industry leader for many Fortune 500 clients, including Discover and Chase, to form an audit/consulting service called Compliance Testing & Solutions, LLC ("CTS"). CTS offers a complete review and analysis of a company's calling operations, incorporating all telemarketing regulations at the state and federal levels. By leveraging the respective strengths of the Company and TPG, we believe that CTS will be able to meet the growing needs of teleservices companies to establish the efficacy of their compliance policies and procedures.

                                  RISK FACTORS

         Prospective purchasers of shares should carefully consider the risk factors contained in this Term Sheet and Section III of the Subscription Agreement.

                                   MANAGEMENT

  DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company, and each of our Subsidiaries, their positions and ages are as follows:

       NAME                                 POSITION                         AGE
       ----                                 --------                         ---

  Dean Garfinkel                    Chairman of the Board of                  47
                                    Directors and Secretary

  Alison Garfinkel                  President and Director                    39

  Barry Brookstein                  Chief Financial Officer,                  63
                                    Treasurer and Director
                                              ----------------------------------

         All directors and officers hold office until the next annual meeting of holders of shares of Class A Common Stock or until their successors are duly elected and qualify, with the exception of Alison Garfinkel whose resignation was effective as of May 31, 2005. Each of the Principal Stockholders and three minority stockholders of the Company (one which is an employee of the Company) are the only holders of shares of Class A Common Stock, and accordingly control the right to elect all of the Company's Directors. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no familial relationships between or among any officers or directors of the Company except Dean Garfinkel and Alison Garfinkel who are husband and wife.

         Set forth below are brief descriptions of the recent employment and business experience of our officers and directors:

         DEAN GARFINKEL, 47, has served as Chairman of the Board of Directors and Secretary of the Company and each of the Subsidiaries since each such entity was founded. Mr. Garfinkel served as Chief Executive Officer and Director of ASN Voice & Data Corp. ("ASN"), a telecommunications Company he founded in 1991, which specialized in providing telephone systems for securities brokerage firms. In the last calendar quarter of 2001, ASN sold its material assets, none of which had any relation to the Tele Block System, to a third party ("ASN Sale"). Mr. Garfinkel has served as a communications consultant to fortune 500 companies and other businesses for over 20 years.

         ALISON GARFINKEL, 39, has served as President and Director of the Company and each of the Subsidiaries since each such entity was founded. Ms. Garfinkel served as Vice President, Secretary and Director of ASN from 1991 until the ASN Sale. On May 18, 2005, the Company entered into an agreement in principal providing for the resignation of Ms. Garfinkel from all executive positions with the Company, and as a director, and the Company's purchase from her of 1,250,000 shares of Class A Common Stock. Subsequent to the consummation of such transaction, she would be retained as a consultant to the Company. The Company is in the process of finalizing the definitive documentation. Once finalized, her resignation would be effective as of May 31, 2005. See below "Alison Garfinkel Stock Buyout and Resignation" for a more complete description.

         BARRY BROOKSTEIN, 63, has served as Chief Financial Officer, Treasurer and Director of the Company and each of the Subsidiaries (other than AMS) since each such entity was founded. Since 1962, Mr. Brookstein has been in the private accounting practice.

  EMPLOYMENT AGREEMENTS AND EXECUTIVE COMPENSATION

                  CCC entered into a five-year employment agreements,  effective as of December 1, 2001, with each of Mr. Garfinkel, Ms. Garfinkel and Mr. Brookstein, pursuant to which Mr. Garfinkel serves as Chairman of the Board of Directors and Secretary, Ms. Garfinkel serves as President, and Mr. Brookstein serves as Chief Financial Officer and Treasurer, in each case, of the Company and each of the Subsidiaries. Under the terms of the respective employment agreements, Mr. Garfinkel and Ms. Garfinkel each receive a base salary of $240,000 per year and Mr. Brookstein received a base salary of $120,000 per year until July 1, 2003, at which time his base salary was increased to $240,000 per year (each a "Base Salary"). Each officer is entitled to an annual bonus from the Bonus Pool (as hereinafter defined), the amount to be determined in the sole discretion of the Company's Board of Directors, and an allowance for an automobile of up to $1,000 per month, also to be determined in the sole discretion of the Company's Board of Directors. Each employment agreement provides for health insurance and other standard benefits and contains certain non-competition prohibitions which require that each officer not engage in any business activities which directly compete with the business of the Company while he or she is employed by, or a principal stockholder of, the Company. Commencing in December 2001, each officer agreed to temporarily defer a portion of his/her annual Base Salary until such date as shall be determined by the Company's Board of Directors, in its sole discretion, but in no event later than January 1, 2004. In January 2004, each officer agreed to continue to defer a portion of his/her Base Salary, along with all past and future deferred amounts, until such date as to be determined by the Company's Board of Directors, in its sole discretion, but in no event later than January 1, 2005. In January 2005, each officer agreed to defer his salary on the same terms for another year. All deferred amounts shall be paid to each executive in 12 equal monthly payments, commencing on a date to be determined by the Company's Board of Directors, in its sole discretion; however, all deferred amounts shall become automatically due and be immediately paid by the Company to each executive in one lump sum payment upon complete repayment of the Entity Notes and the Brookstein Loan (as hereinafter defined). See "Prior
  Transactions." Each of Mr. and Ms. Garfinkel's respective employment agreements provide for each of them to devote their full business time to the activities of the Company. Mr. Brookstein's employment agreement provides that he devote a portion of his business time to the activities of the Company, as is required from time to time.

         As described above, each Mr. and Ms. Garfinkel's and Mr. Brookstein's respective employment agreements provide for an annual bonus from the "Bonus Pool," with the amount of each bonus to be determined in the sole discretion of the Company's Board of Directors. The Bonus Pool shall be equal to a percentage of the Company's pre-tax profits after the service of any debt ("Pretax Earnings") on a calendar year basis, starting with 25% of the first $10 million in Pretax Earnings, and 10% of any Pretax Earnings in excess of $10 million.

         Each of Mr. and Mrs. Garfinkel's and Mr. Brookstein's respective employment agreements with the Company is guaranteed by the Company.

         As disclosed under "Alison Garfinkel stock Buyout and Resignation," Alison Garfinkel has agreed in principal to resign as an officer and director of the Company, effective as of May 31, 2005. As of such date, she will be a consultant to the Company.

  ALISON GARFINKEL STOCK BUYOUT AND RESIGNATION

  On May 18, 2005, the Company entered into an agreement in principal with Alison Garfinkel pursuant to which she would sell to the Company at a purchase price of $.18 per share ($225,000 in the aggregate) 1,250,000 shares of Class A Common owned by her, and in connection therewith resign as an officer and director of the Company ("Alison Garfinkel Buyout"). The first $33,333 of the purchase price was paid on May 18, 2005 and an additional $66,667 is required to be paid by June 30, 2005. The balance ($125,000) would be payable in the amount of $7,500 per month from June 2005 through June 2006 and then in the amount of $2,500 per month from July 2006 through May 2007. Ms. Garfinkel would also receive five-year warrants to purchase an aggregate of 250,000 shares of Class B Common Stock, exercisable at $1.00 per share, and would be retained as a consultant to the Company for a twenty-two month period commencing as of June 1, 2005 at a rate of $2,500 per month. Ms. Garfinkel will be waiving all Deferred Salary and bonus, agree to the termination of her Employment Agreement, provide the Company with a general release and agree to certain non-compete and confidentiality provisions. The Company and Ms. Garfinkel are in the process of finalizing the documentation with respect to her stock buyout and resignation, which once finalized, will be effective as of May 31, 2005.

  STOCK OPTION PLAN

         We  plan  to  adopt  a  stock  option  or  other  similar   stock-based
  compensation plan for our officers, directors, employees and consultants in the future ("Future Plan").

  PERSONAL LIABILITY OF DIRECTORS - INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Certificate of Incorporation, of the Company, eliminates the personal liability of our directors to the Company or to our stockholders for monetary damages for breach of a fiduciary duty as a director. However, such personal liability is not eliminated in the event a director breaches his/her fiduciary duty of loyalty to any Company or to its stockholders, when a director has not acted in good faith, and in certain other events described in paragraph 7 of subsection (b) of Section 102 of the Delaware Business General Corporation Law.

         The Certificate of Incorporation, of the Company also allows us to indemnify our officers and directors, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, from and against any and all expenses, liabilities, or other matters referred to in or covered by said Section, if the officer or director acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act, the Securities and Exchange Commission is of the opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  CONFLICTS OF INTEREST

         From time-to time, the Principal Stockholders have entered into transactions with the Company. None of such transactions have, and in the future will, require the consent of any independent party.

                          SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND NAMED MANAGEMENT


         The following table sets forth the information as of the date hereof regarding beneficial ownership and voting rights with respect to the Common Stock of the Company by (i) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our executive officers and directors as a group.

                                                                   OWNERSHIP      VOTING
                                                    OWNERSHIP      PERCENTAGE    PERCENTAGE
                              SHARES OF COMMON      PERCENTAGE       AFTER        (BEFORE          VOTING
         NAME OF                    STOCK             BEFORE        OFFERING     OFFERING)       PERCENTAGE
    BENEFICIAL OWNER         BENEFICIALLY OWNED     OFFERING (4)     (4)(5)      (4)(5)(6)    (AFTER OFFERING)
------------------------  ------------------------  ------------  ------------  ------------  ----------------
 Dean Garfinkel (1)               3,033,751            27.4          22.3          43.6              43.6
------------------------  ------------------------  ------------  ------------  ------------  ----------------

 Alison Garfinkel (2)(4)          1,488,751            13.4          11.0          21.1              21.1
------------------------  ------------------------  ------------  ------------  ------------  ----------------

 Barry Brookstein (3)             3,384,376            30.6          24.9          27.7              27.7
------------------------  ------------------------  ------------  ------------  ------------  ----------------

 All officers and
directors as a group
[3](1)(2)(3)                      7,906,878            71.4          58.2          92.4              92.4
------------------------  ------------------------  ------------  ------------  ------------  ----------------


         Of the 7,906,878 shares of Common Stock owned beneficially by the Principal Stockholders, 6,355,003 are shares of Class A Common Stock and have voting rights. There are an additional 250,000 shares of Class A Common Stock owned by an employee of the Company and a total of 270,000 shares of Class A Common Stock owned by two other minority stockholders. All other shares of currently outstanding Common Stock, and shares of Common Stock to be issued upon exercise of the Warrants, is Class B Common Stock and has no voting rights. Accordingly, the Principal Stockholders have and will continue to have effective control over the Company and the power to control the outcome of all matters submitted to a vote of the Company's stockholders; they have and will continue to have the power to elect the full Board of Directors of the Company, increase the authorized capital, dissolve, merge or sell the assets of the Company, giving them the right to direct the future of the Company. In addition, the Founders and Principal Stockholders have been granted the First Repurchase Option and Offering Repurchase Option, respectively, by certain holders of Class B Common Stock. See "Repurchase Options."

---------------------
Footnotes on following page.

-----------Footnotes for table on prior page.------------


  (1) Consists of (i) 3,000,001 shares of Class A Common Stock, (ii) 38,750 shares of Class B Common Stock held jointly by Mr. Garfinkel and Ms. Garfinkel as custodian for their minor children and owned directly by one of their children. Does not include (i) shares of Class A Common Stock owned by Mr. Garfinkel's wife, Alison Garfinkel (see footnote 2 below), as to which Mr. Garfinkel disclaims beneficial ownership, (ii)
         (a) up to 500,000 shares of Class B Common Stock underlying the First Repurchase Option that Mr. Garfinkel has the option to purchase (b) up to 100,000 shares of Class B Common Stock underlying the Offering Repurchase Option that Mr. Garfinkel has the option to purchase or
         (iii) 20,000 shares of Class A Common Stock owned by Mr. Garfinkel's mother.

  (2) Consists of (i) 1,450,001 shares of Class A Common Stock and (ii) 38,750 shares of Class B Common Stock held jointly by Ms. Garfinkel and Mr. Garfinkel as custodian for their minor children and owned directly by one of their children. Does not include (i) shares of Class A Common Stock owned by Ms. Garfinkel's husband, Dean Garfinkel, (see footnote 1 above), as to which Ms. Garfinkel disclaims beneficial ownership or (b) up to 100,000 shares of Class B Common Stock underlying the Offering Repurchase Option that Ms. Garfinkel has the Option to purchase. Gives effect to Alison Garfinkel Buyout.

  (3) Consists of (i) 1,905,001 shares of Class A Common Stock and 1,460,000 shares of Class B Common Stock beneficially owned by Mr. Brookstein and
         (ii) 19,375 shares of Class B Common Stock owned by Mr. Brookstein as custodian for his minor children. Does not include (i) Up to 375,000 shares of Class B Common Stock underlying the First Repurchase Option that Mr. Brookstein has the option to purchase, (ii) up to 100,000 shares of Class B Common Stock that Mr. Brookstein has the option to purchase underlying the Offering Repurchase Option or (iii) [16,875] shares of Class B Common Stock held by Mr. Brookstein's adult children.

(4) Based on aggregate of 11,075,003 shares of Common Stock outstanding, giving effect to (i) the Alison Garfinkel Buyout and cancellation of 1,250,000 share of Class A Common Stock and (ii) the issuance of 100,000 and 300,000 shares of Class B Common Stock in connection with the 2004 In-Kind Downward Adjustment and 2005 Debt Restructuring and Payment In-Kind Program, respectively. Does not give effect to the issuance of up to 1,000,000 shares of Class B Common Stock upon exercise of the Warrants or any shares of Common Stock that may be reserved for issuance under any Future Plan.

(5) Assumes (i) conversion of all the 9% Secured Promissory Notes and (ii) exercise of all the Warrants.

(6) Based on aggregate of 6,875,003 shares of voting Class A Common Stock outstanding prior to and after this Offering.

                                 USE OF PROCEEDS

         The Company will receive no proceeds in connection with the Debt Conversion.

         We plan to apply the proceeds from the exercise of the Warrants, to the extent there are sufficient proceeds, in the following manner, set forth in the order of application: (i) to pay the First Quarterly Interest Obligation aggregating $33,750 to the extent any holders of the 9% Secured Notes do not participate in the Debt Conversion, (ii) to pay the holders of the Entity Notes deferred interest which accrued or will accrue during the period January 1, 2005 through June 30, 2005 amounting to $31,500, (iii) in connection with the purchase of shares of Common Stock from Alison Garfinkel for an aggregate of $225,000 ($ 33,333 of which has already been paid and $66,667 which is due by June 30, 2005), (iv) to repay certain bank indebtedness in the principal amount of $350,000, which has been personally guaranteed by Barry Brookstein, an officer, director and principal stockholder of the Company and (v) for all operating expenses, including but not limited to, ongoing debt service obligations, payment of equipment lease obligations, salaries and other employee and executive compensation, consulting fees and rent. See "Prior Transactions."

         In addition to the cash proceeds the Company receives from the exercise of the Warrants, the Company is required to raise significant additional capital. See "Planned Capital Finance Transaction".

         The foregoing represents our present intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of the Offering in a manner other than as described above.


                                 DIVIDEND POLICY

          The Company does not have a dividend policy at the present since it does not intend to distribute any funds in the foreseeable future based on current results of operations. The Company is currently operating at a loss, by not generating sufficient revenues to cover operating expenses and its debt service obligations. Any possible future distributions will depend on the financial condition and revenues of the Company. The Company will attempt to make distributions to approximate taxes attributable to stockholders from subchapter S allocations; however, there is no guaranty that the Company will have the cash available to do so. The Company anticipates that as a result of the Merger (as hereinafter defined), of which there can be no assurance, the Company's "S" corporation status could be terminated.


                               PRIOR TRANSACTIONS

         We were formed on November 7, 2002 under the laws of the State of Delaware in anticipation of the Reorganization pursuant to which we became the holding Company for the Subsidiaries. In connection with the Reorganization, the shareholders of each of CCI, CCC, AMS and Jasmin became shareholders of the Company.

         Development activities with respect to the Tele Block System originally began prior to 1996 through certain predecessor entities controlled by the Founders ("Predecessor Entities"). The Founders, directly and through the Predecessor Entities, have transferred and assigned all rights related to the Tele Block System and associated telecommunications services and assets to the Company.

         During the period July 1996 to December 1999, in order to fund development activities, one of the Predecessor Entities, borrowed an aggregate of $700,000 from three lenders ("First Lenders") in return for granting the First Lenders a portion of the revenues generated under certain telecommunication contracts owned by certain of the Predecessor Entities, including certain agreements relating to the Tele Block System. Mr. Brookstein, an officer, director and principal stockholder of the Company is an officer, director and principal stockholder of one of the First Lenders which lent the Company an aggregate of $300,000. In addition, Mr. Brookstein, as custodian for his minor children, Mr. Brookstein's adult children and Mr. and Ms. Garfinkel, as custodians for their minor children, are stockholders of one of the First Lenders which lent the Company an aggregate of $25,000. Such loans were secured by promissory notes ("Lender's Notes") issued by the Predecessor Entity in the amount of each loan, and various corporate and individual guarantees, including that of the Founders ("Prior Guarantees"). In December 2001, the contracts and related revenue rights were assigned to CCI, one of the Subsidiaries, in return for CCI assuming the obligations under the Lender's Notes. At such time, the Lender's Notes were restructured, with self amortizing principal and 18% interest per annum payable over five years. Also in December 2001, CCI borrowed an additional $300,000 from an additional party ("Additional Lender") on the same terms (hereinafter, the First Lenders and Additional Lender collectively referred to as the "Lenders"). In connection with such loans in the aggregate principal amount of $1 million ("Lender Loans"), the stockholders of each of the Lenders (the "Lender Stockholders") (including Mr. Brookstein on his own behalf and as custodian for his minor children, Mr. Brookstein's adult children and Mr. and Ms. Garfinkel, as custodian for their minor children), were given the right to purchase for nominal consideration 26.9% of the outstanding Common Stock of each of the Subsidiaries then existing, as well as any other companies subsequently formed in connection with the Tele Block System, as in the case of Jasmin, which was formed in August 2002 ("Lenders' Subsidiary Stock").

         From December 2001 through November 2002 ("Note Deferment Period"), CCI did not make any payments to the Lenders in connection with the Lender Loans. As of December 1, 2002, the Lender Loans were further restructured into the Entity Notes which are due June 1, 2008 ("Entity Notes") in the aggregate principal amount of $ 1 million, plus unpaid interest during the Note Deferment Period in the amount of $210,000 ("Deferred Interest"). The interest rate on the Lender Loans during the Note Deferment Period was increased from 18% to 21% as compensation to the Lenders for deferring payment of the interest and principal during such period. Principal on the Entity Notes were to bear interest at the rate of 21% per annum from December 1, 2002 through May 30, 2003, and thereafter through May 30, 2008 at the rate of 18% per annum. The New Notes are self amortizing with Deferred Interest, principal and interest payments payable over the five-year term commencing June 1, 2003. The New Notes are guaranteed by the Company and CCC. The Company has not made its monthly payments under the Entity Notes for the months of January through May 2005. See "Restructuring of Entity Notes."

         In April 2002, in three separate transactions, one of the Predecessor Entities sold certain fixtures and equipment which have been, and continue to be used by the Company, to a leasing company for an aggregate of $200,000 with such equipment to be leased to CCI pursuant to three lease agreements. Because CCI was a newly formed Company, one of the First Lenders entered into the lease agreements on behalf of CCI. CCI makes the monthly payments under the lease agreements directly to the Leasor. CCI and the First Lender have entered into an agreement assigning to CCI the buy-back provisions contained in the leases. Mr. Brookstein is an officer, director and principal stockholder of such First Lender.

         In June 2002, one of the First Lenders lent an additional $75,000 to CCI as evidenced by a self liquidating promissory note due April 2006, with principal and interest (at the rate of 24% per annum) payable monthly. Mr. Brookstein is an officer, director and principal stockholder of such First Lender. This promissory note is guaranteed by the Company and CCC.

         In July 2002, CCI borrowed an aggregate of $500,000 from Mr. Brookstein ("Brookstein Loan"). The Brookstein Loan bears interest at 12% per annum, payable monthly, and was originally due on July 1, 2004, with the maturity date extended to July 1, 2006. Payments under the Brookstein Loan are current. The Brookstein Loan is guaranteed by the Company and CCC.

         In connection with the Reorganization, all of the Prior Guarantees, including that of the Founders', were released.

         The Company occupies facilities originally leased to an unaffiliated entity controlled by the Founders. The lease subsequently was assigned to the Company at the same rental price paid by such entity.

                           RECENT FINANCINGS AND LOANS

         In December 2002, the Company concluded a private placement of 600,000 shares of Class B Common Stock at a purchase price of $1.25 per share, raising an aggregate of $750,000 in gross proceeds ("2002 Offering"). See "Outstanding Repurchase Options."

         In December 2003, the Company concluded a private placement of 50 Units, consisting of the 9% Secured Notes and Warrants, raising an aggregate of $1.5 million ("2003 Offering"). Such investors were granted a first security interest in the patent and patent applications and any divisionals and continuations with respect to certain intellectual property relating to our Tele Block Systems.

         During the period March 2003 to December 2004, from time-to-time the Principal Stockholders (including, in one case a company controlled by a Principal Stockholder) have loaned funds to the Company in order to finance operating activities and debt service obligations. As of the date of this Confidential Term Sheet, loans from principal stockholders in the aggregate amount of $1,125,000 are outstanding. Such loans bear interest at the rate of 12% per annum and are due on demand.

         In April 2005, the Company obtained a line of credit in the amount of $250,000 from a bank. Such line of credit was increased to $350,000 in May 2005. To date, the Company has drawn down the full $350,000 under the line of credit. Such loan bears interest at the prime rate (as adjusted on a monthly basis). Barry Brookstein, an officer, director and principal stockholders has personally guaranteed such loan and pledged certain of his property as collateral. To the extent the Company raises sufficient proceeds it plans to repay such loan from the proceeds from the exercise of the Warrants. See "Use of Proceeds."

                        RESTRUCTURING OF THE ENTITY NOTES

         CCI is the obligor and the Company is a guarantor under four separate promissory notes, each dated December 1, 2002 ("Entity Notes"), which contain identical terms, but name different payees ("Entities") and reflect different amounts due thereunder. The Entity Notes were originally issued in the aggregate principal amount of $1,210,000, $210,000 reflecting deferred interest for the period December 2001 through November 2002 ("Deferred Interest") on prior notes in the original aggregate principal amount of $1 million ("Original Principal"), which the Entity Notes replaced in connection with the restructuring of such indebtedness. See "Prior Transactions" for more information relating to the Entity Notes and their history.

         Pursuant to the Entity Notes, effective as June 1, 2003, the Company is required to make monthly payments ("Monthly Payments") consisting of the following allocation (i) amortization of Deferred Interest, (ii) amortization of interest that accrued at the rate of 21% per annum on the Original Principal during the period December 1, 2002 through May 31, 2003 ("21% Accrued Interest"), (iii) amortization of the Original Principal (iv) payment of interest at the rate of 18% per annum on the Original Principal, as amortized ("Ongoing 18% Interest Obligation").

         All Monthly Payments through December 31, 2003 were made in accordance with the Entity Notes.

         2004 PAYMENT IN-KIND PROGRAM. In an effort to reduce its operating expenses with respect to certain of its debt service obligations, the Company and CCI entered into a series of agreements in 2004 pursuant to which the four holders of the Entity Notes agreed and their respective stockholders ("Entity Stockholders") received, a portion of their monthly payments of principal and interest in a combination of cash and in-kind, in shares of Class B Common Stock ("2004 Payment In-kind Program"). The shares of Class B Common Stock were issued at a valuation of $1.50 ("Valuation Price"). As a result of the 2004 Payment In-Kind Program, the Company reduced its cash obligations under the Entity Notes by $300,000 during calendar year 2004 and issued 200,000 shares of Class B Common Stock to the Entity Stockholders. The agreements governing the 2004 Payment In-Kind Program contained, among other things, a provision providing for a retroactive adjustment in the Valuation Price in the event the Company issues during the period ending July 15, 2005 Common Stock or Common Stock equivalents at an effective purchase price less than $1.50. In such event, the original purchase price of $1.50 would be adjusted downward to such adjusted price. As a result of the 2005 Debt Restructuring and Payment In-Kind Program the Valuation Price will be adjusted downward to $1.00 per share, resulting in the issuance of an additional 100,000 shares of Class B Common Stock to the respective Entity Stockholders ("2004 Payment In-Kind Downward Adjustment").

         As of December 31, 2004, the Deferred Interest and Original Principal had been amortized to $143,500 and $773,456, respectively.

         2005 DEBT RESTRUCTURING AND PAYMENT IN-KIND PROGRAM. The Company has not made its Monthly Payments for the months of January through May 2005 ("Nonpayment Period") amounting to $153,217 ("Entity Note Arrears") and on June 20, 2005 entered into an agreement with each of the Entities ("Restructuring Agreements") providing for the restructuring, on a retroactive and prospective basis for all of calendar year 2005 ("2005"), of the form, order and timing of its 2005 payment obligations under the Entity Notes ("Restructuring of Entity Notes").

         The Restructuring of Entity Notes as provided in each of the Restructuring Agreements contemplates the issuance by the Company of an aggregate of 300,000 shares of Class B Common Stock, at an effective purchase price of $1.00 a share ("In-Kind Shares"), reflecting the in-kind payment of certain past and future payments under the Entity Notes, as restructured. In connection with the Restructuring of the Entity Notes, the In-Kind Shares would be allocated as follows: (i) 71,130 shares would be issued to satisfy, on a retroactive and prospective basis, the Company's Ongoing 18% Interest Obligation for the period January 1, 2005 through June 30, 2005 (the termination date of this Offering) and (ii) 228,870 shares of Class B Common Stock would be issued to prepay the Original Principal ("Partial Prepayment of Principal"), so that, giving effect to such prepayment, the balance of the Original Principal would be $544,586.

         Each of the Entities has requested the Company to deliver directly to the shareholders of each of the Entities their pro-rata share the In-Kind Shares.

         In addition to the issuance of the In-Kind Shares, the Entity Notes would be further restructured as follows: (i) to defer payment of the 21% Accrued Interest and Deferred Interest that accrued during the Nonpayment Period (amounting to $31,500 in the aggregate) until the closing of this Offering, at which time it will be paid in cash ("Closing Date Payment") and
  (ii) to defer payment of all Ongoing 18% Interest Obligations for the period July 1, 2005 through December 31, 2005, so that they will be accrued and added to the Original Principal at December 31, 2005. Monthly Payment obligations with respect to the amortization of Deferred Interest and the 21% Accrued Interest will continue as of July 1, 2005 pursuant to the original terms of the Entity Notes.

         Pursuant to each of the Restructuring Agreements, at January 1, 2006, the Company will have complied and be up-to-date with all of its payment obligations under the Entity Notes and commencing as of such date through May 31, 2008 (the maturity date of the Entity Notes) revert back to the Monthly Payment schedule, as originally set forth in the Entity Notes.

         Pursuant to each of the Restructuring Agreements, each Entity has agreed to waive, subject to the Company and CCI remaining in full compliance with the terms of the Restructuring of the Entity Notes, (i) any default that may have existed with respect to the Entity Notes as a result of the Company not paying on a timely basis any Monthly Payments during the Non-Payment Period, and any default that may be deemed to occur as a result of the Restructuring of the Entity Notes and (ii) any right to late charges that may have been triggered as a result of the rescheduling of the timing and order of payments under the Entity Notes. In addition, each entity consented to the restructured 2005 payment schedule described above, including the prepayment of a portion of the Original Principal prior to the prepayment of the Deferred Interest and other interest obligations, the order of payment required in the Entity Notes.

         Any failure of the Company to comply with the terms of any of the Restructuring Agreements would constitute a default under the corresponding Entity Note, in which case the holder shall have full right and power to exercise its rights thereunder.

         The Company is dependant on the proceeds generated from the exercise of the Warrants to make the Closing Date Payment aggregating $31,500 to the Entities. Failure to make such payment on such date to any of the Entities would be a default under the corresponding Entity Note.


                         OUTSTANDING REPURCHASE OPTIONS

         Each of the Dean and Alison Garfinkel (the "Founders") was originally granted an option exercisable through December 31, 2007 to purchase from certain holders of Class B Common Stock an aggregate of One Million shares of Class B Common Stock at a purchase price of $.67 per share ("First Repurchase Option") (500,000 shares for each Founder, or 1 million shares in the aggregate), with the exception of stock held by Mr. Brookstein, individually, in which case the option was for 125,000 shares of Class B Common Stock in the aggregate. In June 2003, Alison Garfinkel sold her portion of the First Repurchase Option to Barry Brookstein. Because Ms. Garfinkel's options included options to purchase 125,000 shares of Class B Common Stock owned by Barry Brookstein, giving effect to such transaction, Mr. Brookstein holds options to purchase 375,000 shares of Class B Common Stock and Dean Garfinkel holds options to purchase 500,000 shares of Class B Common Stock from such stockholders.

         Dean Garfinkel, Alison Garfinkel and Barry Brookstein (the "Principal Stockholders") have been granted an option exercisable through December 31, 2007, to purchase from investors who participated in the 2002 Offering an aggregate of 300,000 shares of Class B Common Stock at a purchase price of $2.50 per share ("Offering Repurchase Option").

         Each of the First Repurchase Option and Offering Repurchase Option (hereinafter, any one being referred to as an "Option," or both as the "Options") may be exercised an unlimited number of times, at any time, in whole or in part until December 31, 2007 ("Option Term"); however, neither Option may be exercised until repayment of the Entity Notes and Brookstein Loan and neither Option may be exercised on any one occasion to purchase less than 10,000 shares, or all shares owned by a stockholder, if less than 10,000. The Options are transferable, in whole or in part, to any third party by each of the Founders in the case of the First Repurchase Option, and each of the Principal Stockholders, in the case of the Offering Repurchase Option, but only upon the prior written consent of the Company's Board of Directors (hereinafter, each Founder, Principal Stockholder and transferee, as the case may be, referred to as an "Option Holder" and one or more of such parties as the "Option Holders").

         In the event that during the Option Term, to the extent that any part of either of the Options remains unexercised, the Company effects any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting its outstanding Class B Common Stock, then the number and type of securities subject to both Options, and the exercise price per share, shall be appropriately adjusted so that the Options shall each thereafter represent the right to purchase, at the same aggregate exercise price, such number of shares of Class B Common Stock or other securities as have actually been received by the Option Holder in exchange for or in respect of the underlying shares of Class B Common Stock.

         If any holder of Class B Common Stock sells, assigns, hypothecates or otherwise transfers any Class B Common Stock, to the extent permitted, the transferee shall be required, as a condition precedent to agree to the terms of the applicable Option. Share certificates for Class B Common Stock underlying such options shall bear a legend with respect to the applicable Option.

         If on the date during the Option Term which is 90 days prior to the expiration of the Options ("90-day Date"), any Option has not been exercised in full by the Holder thereof ("Non-Exercising Option Holder"), then during the immediately succeeding 15-day period, each of the remaining Option Holder(s) ("Remaining Holder(s)") shall have the right to provide notice to the Non-Exercising Option Holder(s) of its intent to exercise any Options remaining unexercised as of the 90-day Date ("Unexercised Options") on the terms thereof ("Notice"). In the event that a Non-Exercising Option Holder does not exercise all of the Unexercised Options within 30 days of receipt of the Notice ("Final Exercise Period"), then the Remaining Holder(s) shall have the automatic and irrevocable right to exercise any Unexercised Options commencing on the termination of the Final Exercise Period up through the expiration of the Options. If there is more than one Remaining Holder, then each Remaining Holder shall be entitled to exercise one-half of the Unexercised Options, unless otherwise agreed to between the parties; however, each Remaining Holder must exercise his share of Unexercised Options during the period ending no later than the close of business on the fifteenth day immediately following the Final Exercise Period, but in no event later than 5 business days prior to the expiration of the Options ("Final Shared Exercise Date"). In such case, if one of the Remaining Holders does not exercise all of his/her interest in the Remaining Options prior to the Final Shared Exercise Date, then the one Remaining Holder shall have the automatic and irrevocable right to exercise any Unexercised Options until the expiration of the Options.

                       PLANNED CAPITAL FINANCE TRANSACTION

         As part of a plan to raise significant additional capital, in February 2005, the Company entered into a series of non-binding documents.

         The Promissory Note Term Sheet contemplates a bridge loan in the principal amount of $1 million ("Bridge Loan"), to be extended in two stages. The first amount of $600,000 would be extended upon completion of execution and delivery of definitive documents ("Bridge Closing Date"), including the final documents with respect to the Merger and Line of Credit (both described below). The balance would be extended two days prior to the filing of the Registration Statement with the United States Securities and Exchange Commission (as defined below). The loan would be evidenced in the form of a twelve-month promissory note bearing interest at the rate of 2% per month, payable monthly, commencing immediately. The Company would amortize the principal of the note to the extent of $50,000 per month commencing on the seventh through and including the ninth month of the note and thereafter would pay $100,000 per month until the note has been fully satisfied, plus interest in both instances. The promissory note would be secured by a first security interest in the Company's assets (assuming conversion of all the 9% Secured Notes in connection with the Debt Conversion). In addition the Company would pledge a to-be-determined number of shares of Common Stock which would be issued to the lender upon the conversion of the note in the event of default, if any. The applicable conversion price would be the lower of (a) 120% of the closing bid price on the Bridge Closing Date or (b) 70% of the average of the 3 value lowest closing bid prices for the previous 30 days, assuming there is a public market for the Company's securities, of which there can be no assurance. The Company has the right to prepay all or any amount due under the note at face value, plus accrued interest, with a 20% prepayment premium with 3 days advance notice.

         The Company also entered into a letter of intent contemplating the merger of the Company with a public company that is quoted on the pink sheets ("Merger"). The Company was recently advised that the Merger candidate with which it entered into the letter of intent is no longer available. Accordingly, the Company is in the process of locating a new merger candidate.

         The final document, the "Standby Equity Distribution Term Sheet" outlines the material terms of a line of credit ("Line of Credit") pursuant to which a third party ("Investor") would commit to purchase (subject to certain terms and conditions) up to $25 million of Common Stock of the Company (or its successor in the Merger) over a 24 month period at a purchase price equal to 98% of the lowest daily volume weighted average price of the Common Stock during the five consecutive trading days after an advance notice ("SEDA"). Each such advance would be, in the Company's discretion, in an amount up to $1 million (hereinafter, an "Advance"). The Company would be obligated to file a Registration Statement covering such Common Stock with the United States Securities and Exchange Commission within 45 days from the Bridge Closing Date ("Registration Statement"), and have it declared effective within 150 days from the Bridge Closing Date. The Company would be subject to penalties in the event such deadlines are not met, or for other named reasons, sales of Common Stock cannot be made pursuant to the Registration Statement. The Company will pay the Investor a restructuring fee of $25,000 and on the Bridge Closing Date is obligated to issue the Investor a debenture in the amount of $325,000, on terms to be mutually agreed upon. In addition, the Company would be obligated to issue to the Investor an additional debenture in the amount of $325,000 on similar terms after it has drawn down advances under the SEDA totaling $12,500,000, and pay the Investor $100,000, of which $60,000 is due on the Bridge Closing Date and $40,000 due upon filing of the Registration Statement. Under the SEDA, upon each Advance, the Investor would receive directly from escrow, cash compensation a equal to 4% of the gross proceeds of the Advance.

         The Company is in the process of negotiating the terms of each of the definitive documents reflecting the Bridge Loan and Line of Credit. The Company was recently advised that the merger candidate with which it entered the letter of intent is no longer available for such transaction, and accordingly, the Company is in the process of locating a new merger candidate. The consummation of the Bridge Financing, which is the first scheduled to occur of such transactions, is conditioned upon the Company entering into definitive documents with respect to the Merger and Line of Credit. There can be no assurance that the Company will find a suitable merger candidate, or that the Bridge Financing, Line of Credit and Merger will be consummated in conformance with the above described terms, if at all.

         In August 2004, the Company entered into a consulting agreement with an individual who is entitled to certain compensation in cash and Common Stock upon the consummation of the above described transactions and upon the consummation of certain other applicable transactions described in the consulting agreement.

                                                       TRANSFER RESTRICTIONS


  OFFERS AND SALES OF
     SECURITIES ....................
                                    None of such  securities  may be  offered or
                                    sold in the United  States by a purchaser in
                                    this   Offering   except   pursuant   to  an
                                    effective   registration   statement  or  in
                                    accordance   with  an  exemption   from  the
                                    registration  requirements of the Securities
                                    Act, as set forth below.

  INVESTOR REPRESENTATIONS AND
     RESTRICTIONS ON RESALE.........
                                    Each purchaser of the shares hereby will be deemed to have represented and agreed as follows:

                                             (1)  he or  she  is  acquiring  the
                                    shares for his or her own account or for an account with respect to which he or she exercises sole investment discretion, and that he or she is an accredited investor;

                                             (2) he or she understands  that the
                                    shares   are   being   offered   only  in  a
                                    transaction   not   involving   any   public
                                    offering   within   the   meaning   of   the
                                    Securities  Act, and that if, after the date
                                    of original issuance of the shares he or she
                                    decides  to  resell,   pledge  or  otherwise
                                    transfer the shares, such shares may be resold, pledged or transferred only :

                                                (A)         pursuant    to    an
                                                            exemption       from
                                                            registration   under
                                                            the Securities  Act;
                                                            or

                                                (B)         pursuant    to    an
                                                            effective
                                                            registration
                                                            statement  under the
                                                            Securities  Act,  in
                                                            each     case     in
                                                            accordance  with any
                                                            applicable
                                                            securities  laws  of
                                                            any   state  of  the
                                                            United States, and

                                                (C)         upon    the    prior
                                                            consent    of    the
                                                            Company,  as long as
                                                            it  is a  subchapter
                                                            "S" corporation.

                                                (D)         the purchaser  will,
                                                            and each  subsequent
                                                            holder  is  required
                                                            to,    notify    any
                                                            purchaser   of  such
                                                            securities  from him
                                                            or her of the resale
                                                            restrictions
                                                            referred  to  above,
                                                            if then  applicable;
                                                            and


                                             (3) he or she understands  that the
                                    following legend will be placed on any certificate representing the Securities:


                                    "THE    SECURITES    REPRESENTED   BY   THIS
                                    CERTIFICATE  HAVE NOT BEEN REGISTERED  UNDER
                                    THE  SECURITIES ACT OF 1933, AS AMENDED (THE
                                    "ACT"),  AND MAY NOT BE  SOLD,  OFFERED  FOR
                                    SALE,  TRANSFERRED,   PLEDGED  OR  OTHERWISE
                                    DISPOSED  OF IN THE ABSENCE OF (A) THE PRIOR
                                    WRITTEN  CONSENT OF THE COMPANY,  AS LONG AS
                                    THE COMPANY IS A SUBCHAPTER "S"  CORPORATION
                                    AND (B) AN EFFECTIVE  REGISTRATION STATEMENT
                                    UNDER THE ACT OR AN OPINION  OF COUNSEL  FOR
                                    THE CORPORATION THAT REGISTRATION THEREOF IS
                                    NOT REQUIRED UNDER THE ACT."

                        INVESTOR SUITABILITY REQUIREMENTS


  GENERAL...........................
                                    An  investment  in  the  securities  offered
                                    hereby  involves  significant  risks  and is
                                    suitable   only  for   persons  of  adequate
                                    financial   means   who  have  no  need  for
                                    liquidity  with  respect to this  investment
                                    and  who can  bear  the  economic  risk of a
                                    complete  loss  of  their  investment.  This
                                    Offering is made in  reliance on  exemptions
                                    from the  registration  requirements  of the
                                    Securities   Act,   and   applicable   state
                                    securities laws or regulations.

                                    The  suitability  standards  discussed below
                                    represent minimum suitability  standards for
                                    prospective  investors.  The satisfaction of
                                    such  standards  by a  prospective  investor
                                    does   not   necessarily   mean   that   the
                                    securities  are a  suitable  investment  for
                                    such   prospective   investor.   Prospective
                                    investors are encouraged to consult their personal financial advisors to determine whether an investment in the securities is appropriate. We may reject subscriptions for the securities, in whole or in part, in our absolute discretion.

                                    We will require  each  investor to represent
                                    in writing,  among other things, that (i) by
                                    reason  of  the   investor's   business   or
                                    financial   experience,   or   that  of  the
                                    investor's    professional    advisor,   the
                                    investor is capable of evaluating the merits
                                    and risks of an investment in the securities
                                    and  of  protecting   its  own  interest  in
                                    connection  with  the  Offering,   (ii)  the
                                    investor is acquiring the securities for its
                                    own  account,  for  investment  only and not
                                    with   a   view   toward   the   resale   or
                                    distribution thereof,  (iii) the investor is
                                    aware   that  the   shares   have  not  been
                                    registered  under the  Securities Act or any
                                    state  securities  laws  and  that  transfer
                                    thereof is restricted by the Securities Act,
                                    applicable  state  securities  laws, and the
                                    subscription agreement to be entered into in
                                    connection   with   the   purchase   of  the
                                    securities, and the investor is aware of the
                                    absence  of a  market  for  the  securities,
                                    other   securities   to  be  received   upon
                                    conversion and (iv) such investor meets the suitability requirements set forth below.

  SUITABILITY
     REQUIREMENTS...................
                                    Unless  otherwise  approved by the  Company,
                                    each investor must represent in writing that
                                    it qualifies as an "accredited investor," as
                                    such  term  is  defined  in Rule  501(a)  of
                                    Regulation   D    promulgates    under   the
                                    Securities Act, and must demonstrate the basis for such qualification. To be an accredited investor, an investor must fall within any of the following categories at the time of the sale of securities to that investor:

                                             (1) A bank as  defined  in  Section
                                    3(a)(2) of the Securities  Act, or a savings
                                    and loan association or other institution as
                                    defined   in  Section   3(a)(5)(A)   of  the
                                    Securities   Act,   whether  acting  in  its
                                    individual or fiduciary  capacity;  a broker
                                    or dealer registered  pursuant to Section 15
                                    of the Exchange Act; an insurance company as
                                    defined in Section  2(13) of the  Securities
                                    Act; an investment  company registered under
                                    the  Investment  Company  Act of  1940  or a
                                    business  development  company as defined in
                                    Section   2(a)(48)  of  that  act;  a  Small
                                    Business  Investment Company licensed by the
                                    U.S.  Small  Business  Administration  under
                                    Section  301(c) or (d) of the Small Business
                                    Investment  Act to 1958; a plan  established
                                    and  maintained  by a state or its political
                                    subdivisions, and maintained by a state, its
                                    political  subdivisions,  or any  agency  or
                                    instrumentality  of a state or its political
                                    subdivisions,   for  the   benefit   of  its
                                    employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                                             (2) A private business  development
                                    company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

                                             (3) An  organization  described  in
                                    Section  501(c)(3) of the  Internal  Revenue
                                    Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of $5,000,000;

                                             (4) A director or executive officer
                                    of the Company;

                                             (5)   A   natural    person   whose
                                    individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the securities exceeds $1,000,000;

                                             (6) A  natural  person  who  has an
                                    individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                                             (7) A trust,  with total  assets in
                                    excess of  $5,000,000,  not  formed  for the
                                    specific    purpose   of    acquiring    the
                                    securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

                                             (8) An  entity  in which all of the
                                    equity owners are accredited investors (as defined above).

                                    As used in this  Term  Sheet,  the term "net
                                    worth" means the excess of total assets over
                                    total  liabilities.  In computing  net worth
                                    for the purpose of (5) above,  the principal
                                    residence of the investor  must be valued at
                                    cost, including costs of improvements, or at
                                    recently appraised value by an institutional
                                    lender  making  a  secured   loan,   net  of
                                    encumbrances.   In  determining  income,  an
                                    investor   should  add  to  the   investor's
                                    adjusted    gross    income   any    amounts
                                    attributable to tax exempt income  received,
                                    losses  claimed as a limited  partner in any
                                    limited partnership,  deductions claimed for
                                    depletion,  contributions to an IRA or Keogh
                                    retirement plan,  alimony payments,  and any
                                    amount by which income for long-term capital
                                    gains  has  been   reduced  in  arriving  at
                                    adjusted gross income.

                                    In  order  to  meet   the   conditions   for
                                    exemption from the registration requirements
                                    under  the   securities   laws  of   certain
                                    jurisdictions, investors who are residents of such jurisdictions may be required to meet additional suitability requirements.

                                    In addition to the suitability standards set forth above, the Company will assess each prospective investor to ascertain that such purchaser's subscription will not impair the Company's plan to file a sub "S" election.


                            INCOME TAX CONSIDERATIONS


         THIS CONFIDENTIAL TERM SHEET DOES NOT CONSTITUTE INVESTMENT, LEGAL OR TAX ADVICE WITH RESPECT TO THE SUBSCRIPTION FOR CLASS B COMMON STOCK OFFERED HEREBY. EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE INCOME TAX ISSUES AND CONSEQUENCES CONCERNING PURCHASING, HOLDING AND DISPOSING OF THE SHARES OFFERED HEREBY, IN EACH CASE, AS THEY MAY PERTAIN TO THE PURCHASER'S OWN PERSONAL SITUATION.

                                    EXHIBIT A

                             SUBSCRIPTION AGREEMENT

                                See below page 33

                                    EXHIBIT B

                          AUDITED FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2003 AND 2004

                         COMPLIANCE SYSTEMS CORPORATION


         SUBSCRIPTION AGREEMENT made as of the acceptance date indicated on the signature page hereof between COMPLIANCE SYSTEMS CORPORATION, a Delaware corporation, with its principal offices at 90 Pratt Oval, Glen Cove, New York 11542 (the "Company") and the undersigned (the "Subscriber").

         WHEREAS, in December 2002 the Company concluded a private placement of 50 units, raising aggregate gross proceeds of $1.5 million ("Units"), each Unit consisting of (i) a 9% secured Promissory Note in the principal amount of $30,000 ("9% Secured Notes"), and (ii) warrants ("Warrants") to purchase an aggregate of 20,000 shares of non-voting Class B Common Stock, par value $.001 per share ("Class B Common Stock).

         WHEREAS, the Company is in arrears with respect to certain payments due under the 9% Secured Notes.

         WHEREAS, the Company wishes to reduce its debt and ongoing interest obligations as well as raise additional capital and accordingly, pursuant to a Confidential Term Sheet dated June 20, 2005 ("CTS") the Company is offering ("Offering") (i) the holders of the 9% Secured Notes the opportunity to convert the principal indebtedness into shares of Class B Common Stock at a purchase price of $1.00 per share ("Debt Conversion") and (ii) holders of the Warrants the opportunity to exercise the Warrants at a reduced exercise price of $1.00 per share (reduced from $1.50), but only to the extent that they are exercised during the Offering, which is scheduled to terminate the earlier of (i) June 30, 2005 or (ii) conversion of all the 9% Secured Notes and exercise of all the Warrants, subject to a thirty day extension, in the Company's sole discretion ("Offering Period").

         WHEREAS, the Company is offering the shares of Class B Common Stock in connection with the Debt Conversion and exercise of the Warrants pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), to "accredited investors" only, as such term is defined in Rule 501(a) of said Regulation D.



DEBT CONVERSION - 9% SECURED NOTES.  IN DECEMBER 2003

         WHEREAS, the Company has not yet paid its required interest payments on the 9% Secured Notes aggregating $33,750, for the period January through March 2005 which were due April 1, 2005 ("First Quarterly Interest Obligation"). It could constitute an event of default, as defined under the 9% Secured Notes, if the Company does not pay the First Quarterly Interest Obligation by July 1, 2005.

         WHEREAS, subscribers participating in the Debt Conversion will be required, as part of the subscription terms, to permanently and irrevocably waive in the entirety (i) all rights to payment of the First Quarterly Interest Obligation and any other interest that is to accrue under the 9% Secured Notes during the period of April through the termination of the Offering Period ("Full Interest Obligation") and (ii) any default under the 9% Secured Notes, to the extent one may have existed or exists ("Waiver").

         WHEREAS, the 9% Secured Notes may be converted in, whole, not in part.


REDUCTION OF EXERCISE PRICE OF WARRANTS.

         WHEREAS, in an effort to raise additional capital, the Company has agreed to reduce the exercise price of the Warrants from $1.50 to $1.00, but only if they are exercised during the Offering Period. Warrantholders may exercise the Warrants in whole or in part.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.       CONVERSION OF 9% SECURED NOTES; WAIVER OF INTEREST AND DEFAULT

         1.1 Subject to the terms and conditions hereinafter set forth, the subscriber(s) hereby agrees to convert the outstanding principal on the 9% Secured Note held by him, in whole, into shares of Class B Common Stock, at an effective purchase price of $1.00 per share, resulting in the issuance by the Company of that number of shares of Class B Common Stock set forth on the Debt Conversion Signature Page (Page 8 of this Agreement) ("Conversion Shares").

         1.2 In connection with the subscription hereunder, the Subscriber understands that he will be receiving one share of Class B Common Stock, for every dollar of principal indebtedness currently outstanding under the 9% Secured Note, and upon the delivery of the 9% Secured Note to the Company accompanied by this Subscription Agreement, and the issuance of the Conversion Shares, the 9% Note will be cancelled and have no force and/or effect.

         1.3 Subscriber agrees to (i) permanently and irrevocably waive all rights to payment of the Full Interest Obligation and (ii) waive any default that may have existed at any point during the term of the 9% Secured Note, or exists as of the date hereof, under the 9% Secured Note.

         1.4 The Subscriber understands that there can be no assurance that all (or any other) holders of the 9% Secured Notes will agree to convert the related outstanding principal indebtedness in connection with the Debt Conversion.

II.      EXERCISE OF WARRANTS.

         2.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby agrees to exercise the Warrant in his name to purchase that number of shares of Class B Common Stock for the aggregate purchase price ("Aggregate Purchase Price"), both as set forth on the Warrant Exercise Signature Page of this Agreement (Page 9). The Warrant may be exercised in whole, or in part.

         2.2 Subscriber understands that the Company has agreed to reduce the exercise price of the Warrant to $1.00 (from $1.50), only if it is exercised prior to June 30, 2005, the termination of the Offering Period.

         2.3 Subscriber understands that in the event he does not exercise the Warrant during the Offering Period, the exercise price shall continue to be $1.50 during the remainder of the term of the Warrant, until September 30, 2008.

         2.4 Subscriber understands that if he exercises the Warrant in part, following the Offering Period, he will receive a replacement Warrant exercisable to purchase a number of shares of Class B Common Stock equal to the difference between (i) the number of shares originally underlying the Warrant and (ii) the number of shares the subscriber is purchasing pursuant to this Agreement ("Replacement Warrant").

         2.5 Subscriber understands that the Replacement Warrant will be identical in all respects to the original warrant, including reflecting an exercise price of $1.50.

         2.6 Upon exercise of the Warrant subscriber hereby delivers to the Company, accompanied by this Agreement (i) the original Warrant and (ii) a check made payable to "Compliance Systems Corporation" for the Aggregate Purchase Price. If Subscriber is exercising the Warrant in whole, the Warrant will be cancelled, and have no further force and/or effect.

III.     REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER.

         3.1 Subscriber understands that the Company will receive no proceeds in connection with the Debt Conversion and there can be no assurance as to the amount of proceeds generated in connection with the Warrants. All funds delivered to the Company in connection with the exercise of Warrants will be deposited into the working capital account of the Company, as and when received. Should only a small portion of the Warrants be exercised, the Company may be unable to adequately accomplish the goals set forth in "Use of Proceeds" of the CTS.

         3.2 The Subscriber recognizes that the subscription for the shares of Class B Common Stock involves a high degree of risk and that, among other things, to date, the Company has primarily been involved in start-up and development activities and has not generated sufficient revenues to satisfy ongoing operating expenses and debt service obligations. At December 31, 2004, the Company had an accumulated deficit of $5,273,418 and for each of the years ended December 31, 2002, 2003 and 2004, the Company had consolidated net losses from operating activities of $2,099,141, $1,880,508 and $1,293,769, respectively. There can be no assurance that any revenues generated by the Company's business will be sufficient to support the Company's planned development and growth activities and debt service obligations or that the Company will ever operate on a profitable basis.

         3.3 The Subscriber understands that the Class B Common Stock has no voting rights and, accordingly, a subscriber will not be afforded any right to vote on any matter as it relates to the Company, its management or future operations. Subscriber further understands that an aggregate of approximately 92% of the Company's Class A Common Stock, which is the only Common Stock of the Company with voting rights, is owned by Dean Garfinkel, Alison Garfinkel, and Barry Brookstein (collectively the "Principal Stockholders"), giving such individuals the right to direct the future of the Company by giving them the power to control the outcome of all matters submitted to the vote of the Company's stockholders, including the right to elect the Board of Directors, increase the authorized capital and dissolve, merge or sell the assets of the Company. The Subscriber acknowledges that is aware that Alison Garfinkel has entered into an agreement in principal providing, among other things, for her resignation from her executive position with the Company and as a director, as disclosed in the CTS. Messrs. Garfinkel and Brookstein are officers and directors of the Company.

         3.4 The Subscriber represents that he is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Act, as indicated by his responses to the investor questionnaire attached hereto as Schedule "A" delivered herewith by the Subscriber ("Investor Questionnaire"), and that he is able to bear the economic risk of an investment in the Units.

         3.5 The Subscriber acknowledges that he has prior investment experience, including investment in non-listed and non-registered securities, or he has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him and to all other prospective investors and to evaluate the merits and risks of such an investment on his behalf, and that he recognizes the highly speculative nature of this investment.

         3.6 The Subscriber hereby represents that he has received and reviewed the CTS and that he has been furnished by the Company during the course of this transaction with all information regarding the Company which he has requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; and that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the business and other aspects of the Company.

         3.7 The Subscriber acknowledges that the Company has filed an election as an "S" corporation under the Internal Revenue Code of 1986, as amended ("Code"), and has filed in other jurisdictions where it does business, as permitted ("Jurisdiction"). Subscriber agrees to execute upon request by the Company, any and all documentation as may be required for the Company to make a sub "S" election under any such Jurisdiction. As long as the Company remains a "S" corporation, the Subscriber agrees not to transfer the Securities without the Company's prior written consent. The Subscriber acknowledges and understands that the Company is currently seeking to raise additional capital, as disclosed in the CTS, which may involve its merger with a public shell corporation. The Company anticipates that as a result of such merger, of which there can be no assurance, the Company's "S" corporation status could be terminated. See CTS Section "Planned Capital Finance Transaction" for more details regarding the Company's plans in this regard

         3.8 The Subscriber acknowledges that by virtue of the Company's "S" election and otherwise, the Offering as well as his status as a stockholder of an "S" corporation may involve tax consequences and that the Company has not provided him with any tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Units.

         3.9 The Subscriber acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Act. The Subscriber represents that the Securities are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell, assign, hypothecate or otherwise transfer such securities unless they are registered under the Act or unless an exemption from such registration is available.

         3.10 The Subscriber understands that the Securities have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his representation merely meant that his present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

         3.11 The Subscriber understands that there is no public market for any of the securities of the Company. The Subscriber understands that even if a public market develops for any of the Company's securities, Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Act. The Subscriber consents that in addition to the prior written consent of the Company, as set forth in Section 3.7 and other conditions and limitations regarding transferability as contained herein and in the CTS, the Company will permit the transfer of the Securities out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws"). The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him contained herein or in the Investor Questionnaire, or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

         3.12 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof set forth in Sections 3.7, 3.9 and 3.11 above.

         3.13 The Subscriber understands that the success of the Company will be dependent, to a significant extent, upon its ability to attract and retain additional qualified personnel and upon the continued services of Dean Garfinkel. As of December 1, 2002, the Company entered into five-year Employment Agreements with Dean Garfinkel. Should Mr. Garfinkel become incapacitated or leave the Company's employ, the Company might not be able to find a suitable replacement. See Section 3.3 with respect to Alison Garfinkel resignation and related disclosure in the CTS.

         3.14 The Subscriber understands that the Company's success will depend on, among other things, its ability to enforce patent protection for its technologies, both in the United States and other countries. There can be no assurance that the Company's patents will protect the Company against competitors. Any failure by the Company to enforce patent protection could have an adverse effect on the Company's business, operating results and financial condition. With regard to provisional and final patent applications, there is no assurance that they will issue as patents. In addition, no assurance can be given that any patent issued to the Company will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide adequate protection to the Company's products.

         3.15 The Subscriber understands that the Company will review and rely on this Subscription Agreement and the Investor Questionnaire delivered herewith. The Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

         3.16 The Subscriber hereby represents that the address of the Subscriber furnished by him at the end of this Subscription Agreement is the undersigned's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

         3.17 The Subscriber acknowledges that if he is a Registered Representative of a National Association of Securities Dealers, Inc. ("NASD") member firm, he must give such firm the notice required by the NASD Conduct Rules, or any applicable successor rules of the NASD receipt of which must be acknowledged by such firm on the signature page hereof.

         3.18 The Subscriber hereby represents that, except as set forth in this Subscription Agreement and in the CTS, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company and, in entering into this transaction, the Subscriber is not relying on any information, other than as set forth above or that resulting from any independent investigation by the Subscriber.

         3.19 The Subscriber acknowledges that at such time, if ever, as any of the Securities are registered, sales of such securities will be subject to state securities laws, including those of New Jersey which require any securities sold in New Jersey to be sold through a registered broker-dealer or in reliance upon an exemption from registration.

IV.      TERMS OF SUBSCRIPTION.

         4.1 The subscription period will begin as of the date hereof and will terminate the earlier of (i) at 11:59 PM June 30, 2005 or (ii) conversion of all the 9% Secured Notes and exercise of all the Warrants, unless extended by the Company, in its sole discretion, for up to an additional 30 days (the "Termination Date").

         4.2 The Subscriber hereby authorizes and directs the Company to deliver the Securities to be issued to such Subscriber pursuant to this Subscription Agreement to the residential or business address indicated in the Investor Questionnaire.

         4.3 The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn.

         4.4 If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

V.       MISCELLANEOUS.

         5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, 90 Pratt Oval, Glen Cove, New York 11542, Attention: Chairman and, to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

         5.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         5.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

         5.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Class B Common Stock as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

         5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

         5.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         5.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

                         DEBT CONVERSION SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the acceptance date by the Company indicated below.


-------------------------------------       ------------------------------------
Signature of Subscriber                     Signature of Co-Subscriber

-------------------------------------       ------------------------------------
Name of Subscriber                          Name of Co-Subscriber
[please print]

-------------------------------------       ------------------------------------
Address of Subscriber                       Address of Co-Subscriber

-------------------------------------       ------------------------------------
Social Security or Taxpayer                 Social Security or Taxpayer
Identification Number of Subscriber.        Identification Number of
                                            Co-Subscriber

---------------------------------------------------------------
OUTSTANDING PRINCIPAL OF 9% SECURED NOTES:


_____________________________________       Subscription Accepted:
NUMBER OF SHARES OF CLASS B COMMON STOCK    COMPLIANCE SYSTEMS CORPORATION
ISSUED
                                             BY:________________________________

                                                   Title: ______________________

                                                   DATE:________________________


*IF SUBSCRIBER IS A REGISTERED REPRESENTATIVE
WITH AN NASD MEMBER FIRM, HAVE THE FOLLOWING
ACKNOWLEDGEMENT SIGNED BY THE APPROPRIATE PARTY:

The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3050 of the NASD Conduct Rules.

------------------------------
Name of NASD Member Firm

By:___________________________
     Authorized Officer


      THE ORIGINAL 9% NOTE MUST ACCOMPANY A SIGNED SUBSCRIPTION AGREEMENT.

                         WARRANT EXERCISE SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the acceptance date by the Company indicated below.


------------------------------              ------------------------------------
Signature of Subscriber                     Signature of Co-Subscriber

------------------------------              ------------------------------------
Name of Subscriber                          Name of Co-Subscriber
[please print]

------------------------------              ------------------------------------
Address of Subscriber                       Address of Co-Subscriber

------------------------------              ------------------------------------
Social Security or Taxpayer                 Social Security or Taxpayer
Identification Number of Subscriber         Identification Number of
                                            Co-Subscriber

______________________________              Subscription Accepted:
NUMBER OF SHARES OF CLASS B                       COMPLIANCE SYSTEMS CORPORATION
COMMON STOCK TO BE ISSUED UPON
EXERCISE OF WARRANT                               BY:___________________________

$ __________________________________________           Title: __________________
AGGREGATE EXERCISE PRICE
                                                       DATE:____________________


*IF SUBSCRIBER IS A REGISTERED REPRESENTATIVE
WITH AN NASD MEMBER FIRM, HAVE THE FOLLOWING
ACKNOWLEDGEMENT SIGNED BY THE APPROPRIATE PARTY:

The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3050 of the NASD Conduct Rules.

------------------------------
Name of NASD Member Firm

By:___________________________
     Authorized Officer


   THE ORIGINAL WARRANT AND AGGREGATE PURCHASE PRICE MUST ACCOMPANY A SIGNED
                            SUBSCRIPTION AGREEMENT.

                                   SCHEDULE A

                        ACCREDITED INVESTOR CERTIFICATION

                    INITIAL OR CHECK THE APPROPRIATE ITEM(S)

THE UNDERSIGNED FURTHER REPRESENTS AND WARRANTS AS INDICATED BELOW BY THE UNDERSIGNED'S INITIALS:

         Individual investors: (Please initial one or more of the following four statements)

1. I certify that I am an accredited investor because I have had individual ---income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

2. I certify that I am an accredited investor because I have had joint income ---with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3. I certify that I am an accredited investor because I have an individual net ---worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

4.   I am a director or executive officer of Compliance Systems Corporation.
  ---